                              As filed with the Securities and Exchange Commission on August 23, 2002
                                                                                                             Registration No. _____
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549


                                                  FORM SB-2 REGISTRATION STATEMENT
                                                  UNDER THE SECURITIES ACT OF 1933

                                                           MOBILEPRO CORP.
                                                 (Name of Registrant in Our Charter)

                  DELAWARE                                     3570                                 87-0419571
(State or Other Jurisdiction of Incorporation     (Primary Standard Industrial        (I.R.S. Employer Identification No.)
              or Organization)                     Classification Code Number)

    3204 TOWER OAKS BOULEVARD, SUITE 350                                                           ARNE DUNHEM
         ROCKVILLE, MARYLAND 20852                                                     3204 TOWER OAKS BOULEVARD, SUITE 350
               (301) 230-9125                                                               ROCKVILLE, MARYLAND 20852
 (Address and telephone number of Principal                                                      (301) 230-9125
Executive Offices and Principal Place of Business)                                 (Name, address and telephone number of agent
                                                                                                   for service)

                                                             Copies to:
                 Clayton E. Parker, Esq.                                                     Ronald S. Haligman, Esq.
                Kirkpatrick & Lockhart LLP                                                 Kirkpatrick & Lockhart LLP
          201 S. Biscayne Boulevard, Suite 2000                                      201 S. Biscayne Boulevard, Suite 2000
                   Miami, Florida 33131                                                       Miami, Florida 33131
                      (305) 539-3300                                                             (305) 539-3300
              Telecopier No.: (305) 358-7095                                             Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE  AFTER THIS REGISTRATION  STATEMENT
BECOMES EFFECTIVE.

         If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register  additional  securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration
statement for the same offering. |_|

         If this Form is a post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                              PROPOSED MAXIMUM
                                                                            PROPOSED MAXIMUM     AGGREGATE         AMOUNT OF
             TITLE OF EACH CLASS OF                     AMOUNT TO BE         OFFERING PRICE       OFFERING       REGISTRATION
           SECURITIES TO BE REGISTERED                   REGISTERED           PER SHARE (1)      PRICE (1)            FEE
---------------------------------------------------------------------------------------------------------------------------------

Common stock, par value $0.001 per share, to be
    acquired pursuant to Equity Line of Credit       22,291,898 Shares            $0.35        $7,802,164.30          $717.80
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share,
    previously issued as a commitment fee
    pursuant to Equity Line of Credit                   764,706 Shares            $0.35          $267,647.10           $24.62
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share,
    previously issued                                 3,514,557 Shares            $0.35        $1,230,094.95          $113.17
---------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share,
    underlying convertible debentures                   943,396 Shares            $0.35          $330,188.60           $30.38
---------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                27,514,557 Shares            $0.35        $9,630,094.95          $885.97
=================================================================================================================================
(1)  Estimated  solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.
     For the purposes of this table, we have used the average of the closing bid and asked prices as of August 19, 2002.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE
UNTIL THE REGISTRANT SHALL FILE A FURTHER  AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS  REGISTRATION  STATEMENT SHALL THEREAFTER
BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                                   Subject to completion, dated August ___, 2002


                                 MOBILEPRO CORP.
                        27,514,557 SHARES OF COMMON STOCK


         This prospectus relates to the sale of up to 27,514,557 shares of our common stock by certain persons who are, or will become, stockholders of Mobilepro. Please refer to "Selling Stockholders" beginning on page 13.
Mobilepro is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Mobilepro will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us.

         All of the shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of:

         o Cornell Capital Partners, L.P., who intends to sell up to an aggregate amount of 24,000,000 shares of common stock.

         o Westrock Advisors, Inc., an unaffiliated registered broker-dealer retained by Mobilepro in connection with the Equity Line of Credit, intends to sell 19,608 shares recorded as a placement agent fee.

         o Other selling stockholders, which intend to sell up to 3,494,949 shares of common stock.

         Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital will pay Mobilepro 91% of the market price of our common stock. The 9% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital Partners, L.P. is entitled to retain 3% of the proceeds raised by us under the Equity Line of Credit.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "MOBL." On August 20, 2002, the last reported sale price of our common stock on the Over-the-Counter Bulletin Board was $0.40 per share.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 7.

                          PRICE TO PUBLIC*     PROCEEDS TO SELLING SHAREHOLDERS

          Per share            $0.40                              $0.40
                               -----                              -----

            Total              $0.40                           $11,005,823
                               =====                           ===========

         With the exception of Cornell Capital, which is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement, no underwriter or any other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering, including the shares of common stock to be issued pursuant to the conversion of the convertible debentures and the shares of common stock issued to the selling shareholders other than Cornell Capital, will terminate sixty days after Cornell Capital has advanced $10.0 million or twenty-four months after the effective date of the accompanying Registration Statement, whichever occurs first. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ___________ ___, 2002.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
SUMMARY FINANCIAL INFORMATION.................................................3
RISK FACTORS..................................................................5
FORWARD-LOOKING STATEMENTS...................................................12
SELLING STOCKHOLDERS.........................................................13
USE OF PROCEEDS..............................................................15
DILUTION.....................................................................16
CAPITALIZATION...............................................................17
EQUITY LINE OF CREDIT........................................................18
PLAN OF DISTRIBUTION.........................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................22
DESCRIPTION OF BUSINESS......................................................25
MANAGEMENT...................................................................31
DESCRIPTION OF PROPERTY......................................................36
LITIGATION PROCEEDINGS.......................................................36
PRINCIPAL SHAREHOLDERS.......................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................39
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
 AND OTHER SHAREHOLDER MATTERS...............................................40
DESCRIPTION OF SECURITIES....................................................41
EXPERTS......................................................................42
LEGAL MATTERS................................................................42
AVAILABLE INFORMATION........................................................42
FINANCIAL STATEMENTS........................................................F-1


--------------------------------------------------------------------------------

         We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year March 31, 2002, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                   OUR COMPANY

         Mobilepro is a development stage company whose business focus has been recently redirected towards solutions supporting the third generation ("3G") wireless market, through NeoReach, Inc., Mobilepro's wholly-owned subsidiary.

         NeoReach is a development stage company designing state-of-the-art modem solutions to support 3G wireless communications systems, currently per the worldwide W-CDMA standard. 3G technology features integrated voice and data, access to high-speed Internet and intranet applications, interactive e-mail, data exchange, global roaming and full motion video transmission--all delivered to a mobile device such as a cellular phone, PDA or laptop. NeoReach is designing advanced modems that are intended to support these services and that may be utilized in base stations supporting the wireless networks that offer these services and in customer handsets and other wireless devices utilized in connection with such wireless networks.

         The current generation of digital wireless networks primarily in use today is referred to as second generation, or 2G services. We believe that the demand for faster networks supporting information-rich applications is rising, pushing the wireless communications industry toward a third generation of services that are expected to result in higher productivity, greater transmission speed and seamless access around the world.

         Selection of network standards and government policies regarding spectrum availability and licensing will drive adoption of 3G services at different rates in different regions of the world. Europe and Japan have centralized systems that are based on a single network operator standard, W-CDMA, while operators in the United States have begun to deploy systems that are based on two different 3G standards, CDMA2000 and W-CDMA. Wireless operators in Europe and Japan have recently begun to roll out 3G services and are expected to continue to roll out 3G services through 2005, while operators in the United States are expected to begin to roll out 3G services in late 2002 or 2003.

         We believe that the worldwide number of deployed base stations may double in the five-year period between 2001 and 2005. Cahners In-Stat Group estimates in its report for the year 2000 that, during that period, approximately 286,000 new base stations will be placed into service each year, yielding annualized revenue of $56 billion, and that revenue from semiconductors for base station applications will grow from approximately $6.5 billion to nearly $10 billion. Cahners also indicates in its report that China represents the largest market and growth opportunity for new base station deployment.

         On-time market availability of 3G-enabled handsets is critical to the roll-out of 3G services. Morgan Stanley estimates in its report dated March 26, 2002 that approximately 3.7 million handsets will be needed to support the 3G demand in 2002 and that the number of handsets needed to support the 3G demand will grow to nearly 75 million by 2006.

         NeoReach is designing advanced modem solutions for base stations and handsets utilized in connection with the delivery of 3G services. NeoReach's base station solution targets smaller systems called Micro- and Pico Cell base stations, while NeoReach's handset modem solution targets handsets, PDA's and laptop plug-in cards. These solutions are based on proprietary technology developed by NeoReach. Distinguishing design features include a superior multi-channel base station support and multi-mode handset compatibility with W-CDMA, GSM and GPRS network standards.

         NeoReach has filed five patent applications for its W-CDMA smart antenna processing approaches and intends to pursue other patents to protect its intellectual property rights in various chief modem design and implementation areas. NeoReach initiated product research and design in 2000 and entered into a contract with Samsung during 2001, which provided NeoReach with important co-development technical resources and expertise. If NeoReach's modem solutions are commercially successful, we expect to leverage our 3G technology to extend our product line to include miniaturized base stations for use in high-density areas and 3G handsets.

                                    ABOUT US

         Our principal office is located at 3204 Tower Oaks Boulevard, Suite 350, Rockville, Maryland 20852, telephone number (301) 230-9125.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. The selling stockholders consist of:

         o Cornell Capital Partners, which intends to sell up to an aggregate amount of 24,000,000 shares of common stock.

         o Westrock Advisors, Inc., an unaffiliated registered broker-dealer retained by the Company in connection with the Equity Line of Credit, intends to sell 19,608 shares recorded as a placement agent fee.

         o Other selling stockholders, which intend to sell up to 3,494,949 shares of common stock.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $10.0 million. Cornell Capital will purchase the shares of our common stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital is entitled to retain 3% of the proceeds raised by us under the Equity Line of Credit. Cornell Capital intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. This prospectus relates to the shares of our common stock to be issued under the Equity Line of Credit, as well as shares of common stock issued as a commitment fee pursuant to the Equity Line of Credit, shares of common stock to be acquired pursuant to the conversion of convertible debentures previously purchased from our company, and shares of common stock previously issued pursuant to certain consulting agreements and shares issued to Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as a placement agent fee in connection with the Equity Line of Credit.


COMMON STOCK OFFERED                    27,514,557 shares by selling stockholders

OFFERING PRICE                          Market price

COMMON STOCK OUTSTANDING BEFORE
THE OFFERING1                           19,516,788 shares

USE OF PROCEEDS                         We will  not receive any proceeds of the
                                        shares    offered    by   the    selling
                                        stockholders.  Any  proceeds  we receive
                                        from the sale of our common  stock under
                                        the Equity  Line of Credit  will be used
                                        for general corporate purposes.

RISK FACTORS                            The securities  offered hereby involve a
                                        high  degree   of  risk  and   immediate
                                        substantial dilution. See "Risk Factors"
                                        and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL  MOBL



------------------------
1 This table excludes outstanding options and preferred stock, which, if exercised or converted into shares of common stock, would result in Mobilepro issuing an additional 2,403,480 shares of common stock.

                          SUMMARY FINANCIAL INFORMATION

         The following information was taken from Mobilepro's financial statements for the three-month periods ended June 30, 2002 (unaudited) and June 30, 2001 (unaudited) and the years ended March 31, 2002 (audited) and March 31, 2001 (audited) appearing elsewhere in this filing. This information should be read in conjunction with such financial statements and the notes thereto. In management's opinion all adjustment (consisting of normal recurring items) considered necessary for a fair presentation have been included.

                                                           FOR THE           FOR THE          FOR THE           FOR THE
                                                         THREE MONTHS     THREE MONTHS       YEAR ENDED       YEAR ENDED
                                                            ENDED             ENDED           MARCH 31,        MARCH 31,
                                                        JUNE 30, 2002     JUNE 30, 2001         2002             2001
                                                         (UNAUDITED)       (UNAUDITED)       (AUDITED)         (AUDITED)
                                                       ---------------   ---------------    ------------     ------------
STATEMENT OF OPERATION DATA:

Revenues                                               $            --   $       299,994    $         --     $         --
Cost Of Sales                                                       --                --              --               --
                                                       ---------------   ---------------    ------------     ------------
Gross Profit                                                        --           299,994              --               --

General And Administrative Expenses                          1,261,438           563,861      3,147,1919        1,009,193
                                                       ---------------   ---------------    ------------     ------------
Loss Before Other Income                                   (1,261,438)         (263,867)       3,147,119        1,009,193

Other Income (Expenses)
  Interest Income                                                   --             1,334              56               --
  Forgiveness of Debt                                               --                --         276,738               --
  Other Expense                                               (50,228)                --        (27,608)               --
  Interest Expense                                                  --                --           (469)               --
                                                       ---------------   ---------------    ------------     ------------
    Total Other Income (Expenses)                             (50,228)             1,334         248,717               --
                                                       ---------------   ---------------    ------------     ------------

Net Loss Before Provision For Income Taxes                 (1,311,666)         (262,533)     (2,898,402)      (1,009,193)
  Provision For Income Taxes                                        --                --              --               --
                                                       ===============   ===============    ============     ============
Net Loss Applicable To Common Shares                   $   (1,311,666)   $     (262,533)    $(2,898,402)  $   (1,009,193)

Net Loss Per Basic And Diluted Shares                          $(0.10)           $(0.06)         $(0.44)          $(0.11)
                                                       ===============   ===============    ============     ============
Weighted Average Shares Outstanding                         12,905,121         4,614,921       6,462,746       8,750,000*
                                                       ===============   ===============    ============     ============



--------------

*        After reorganization.

                                                          JUNE 30, 2002     MARCH 31, 2002    MARCH 31, 2001
                                                           (UNAUDITED)        (AUDITED)         (AUDITED)
                                                          -------------     --------------    --------------
BALANCE SHEET DATA:

Current Assets
  Cash and Cash Equivalents                                $     2,592       $        154     $          27
  Prepaid expenses                                              57,500                 --                --
                                                          -------------     -------------     -------------
    Total Current Assets                                        60,092                154                27

Fixed Assets, net of depreciation                               50,821                 --                --

    Total Assets                                               $110,913               154                27
                                                          =============     =============     =============

Liabilities
  Due To Officer                                                277,617            44,262
  Short-Term Debt                                               187,000            75,000
  Accounts Payable And Accrued Expenses                         708,429           187,663
                                                          -------------     -------------
    Total Current Liabilities                                 1,173,046           306,925            35,820
                                                          -------------     -------------     -------------

Long-Term Debt                                                  350,000                --                --

    Total Liabilities                                        1,523,046                 --                --

Stockholders' Deficit
  Preferred Stock                                                    35                35                40
  Common Stock                                                   18,002             4,176            48,805
  Additional Paid-In Capital                                  3,789,091         3,596,613         8,479,480
  Deficit Accumulated During Development Stage              (5,219,261)       (3,907,595)       (8,479,480)
                                                          -------------     -------------     -------------
      Total Stockholders' Deficit                           (1,412,133)         (306,771)          (35,793)
                                                          -------------     -------------     -------------
      Total Liabilities And Stockholders' Deficit           $   110,913         $     154          $     27
                                                          =============     =============     =============

                                  RISK FACTORS

         We are subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money. In the three months ended June 30, 2002, we sustained net losses of $1.3 million. In the year ended March 31, 2002 and year ended March 31, 2001, we sustained net losses of $2.9 million and $1.0 million, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems if we are not able to raise additional capital as needed and on acceptable terms. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock to third parties and funds provided by certain officers and directors. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund our operations and expansion, successfully promote our brand name or products, develop or enhance our technology, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition and the value of your investment. Any of these events would be materially harmful to our business and may result in a lower stock price.

THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         The report of our independent accountants on our March 31, 2002 financial statements, as noted in Note 4 and our March 31, 2001 financial statements, as noted in Note 2 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to our lack of any revenue-generating activities and substantial operating losses. As a result of our acquisition of NeoReach effective in April 2002, we have continued to incur substantial debt obligations. We anticipate that we will incur net losses for the immediate future. We expect our operating expenses to increase significantly, and, as a result, we will need to generate increased monthly revenue if we are to continue as a going concern. To the extent that revenue does not grow at anticipated rates, we do not obtain additional funding, or that increases in our operating expenses precede or are not subsequently followed by commensurate increases in revenue, or that we are unable to adjust operating expense levels accordingly, we may not have the ability to continue on as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

THE PRICE OF OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. Penny stocks are stock:

         o    With a price of less than $5.00 per share;

         o    That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

WE MAY NOT BE SUCCESSFUL IN INTEGRATING THE BUSINESS AND TECHNOLOGY OF NEOREACH WITH THAT OF OUR COMPANY

         We acquired NeoReach, Inc. effective April 2002. We may not be successful in integrating the business and technology of NeoReach with the business and operations of Mobilepro. Our failure to integrate successfully could materially adversely affect our operating results, financial condition and the trading price of our stock. Also, our integration efforts may divert our management time and resources from necessary aspects of our business and operations.

OUR MANAGEMENT TEAM IS NEW TO OUR COMPANY

         Mr. Daniel Lozinsky became our President and Chief Executive Officer in February 2002 after he acquired 64.8% of our voting securities. After the acquisition of NeoReach in April 2002, Mr. Arne Dunhem, replaced Mr. Lozinsky as our President and Chief Executive Officer and Mr. Lozinsky became our Senior Vice President. Our success depends to a significant extent on the leadership and vision of Messrs. Dunhem and Lozinsky. Prior to the merger, Messrs. Lozinsky and Dunhem had no experience working together. Failure to successfully integrate the management teams of the two companies could adversely affect the business and results of operations of Mobilepro. Our future success also depends on our ability to identify, attract, hire, retain and motivate other well-qualified managerial, technical, sales and marketing personnel. There can be no assurance that these professionals will be available in the market or that we will be able to meet their compensation requirements.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN BASE YOUR INVESTMENT DECISION

         We had a major shift in our business strategy in June 2001. It was not until June 2001 that we focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals. We acquired NeoReach, another development stage company, in April 2002. While management believes that this acquisition represents Mobilepro's important entry into the exciting and promising 3G wireless communications market, we only very recently redirected our focus towards solutions supporting the 3G wireless market. We have a limited operating history upon which to evaluate our business plan and prospects. In addition, our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. We cannot be sure that we will be successful in addressing these issues, and, if we are unsuccessful at doing so, our business, results of operations and financial condition could be materially and adversely affected.

OUR BUSINESS REVENUE GENERATION MODEL IS UNPROVEN AND COULD FAIL

         Our revenue model is new and evolving, and we cannot be certain that it will be successful. Our ability to generate revenue depends, among other things, on our ability to leverage NeoReach's technology in the 3G wireless communications market. The potential profitability of this business model is unproven. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth or achieve or sustain profitability.

IF OUR MARKET DOES NOT GROW AS EXPECTED, OUR REVENUES WILL BE BELOW OUR EXPECTATIONS AND OUR BUSINESS AND FINANCIAL RESULTS WILL SUFFER

         We are engaged in a developing business with an unproven market, and we cannot accurately estimate the size of our market or the potential demand for 3G modem solutions. If there is substantial delay in the commercial launch of our products or if there is not widespread acceptance of our products, our business and prospects will be harmed. We believe that our potential to grow and increase our market acceptance depends on many factors, some of which are beyond our control. There can be no assurance that potential clients will find our products attractive.

OUR INDUSTRY IS SUBJECT TO INTENSE COMPETITION

         We currently face significant competition in the telecommunications industry, and expect that this competition will continue, particularly with respect to the market within the telecommunications industry for wireless modem technology. Our competitors include Qualcomm, Nokia, Ericsson, Siemens, Motorola, Samsung and PrairieComm among others. Many of these competitors have advantages, including:

         o    existing rights to competing and emerging technologies;

         o    adapt more swiftly to new or emerging technologies;

         o    longer operating histories and presence in key markets;

         o take advantage of acquisitions and other opportunities more efficiently;

         o    greater name recognition; and

         o    greater   financial,    sales   and   marketing,    manufacturing,
              distribution, technical and other resources.

         As a result of these factors, these companies may be more successful than we are in the telecommunications industry and the wireless modem technology market.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE WIRELESS COMMUNICATIONS INDUSTRY, OUR FUTURE GROWTH AND OPERATING RESULTS WILL SUFFER

         Our ability to compete effectively with our competitors depends on the following factors, among others:

         o the performance of our modem technology in a manner that meets customer expectations;

         o the success of our efforts to develop effective channels of distribution for our products;

         o our ability to price our products that are of a quality and at a price point that is competitive with similar or comparable products offered by our competitors;

         o    general conditions in the wireless communications industry;

         o the success of our efforts to develop, improve and satisfactorily address any issues relating to our modem technology; and

         o    the  timely   delivery  and  successful   implementation   of  new
              technologies deployed in connection with any 3G services offered by the national and international wireless communications service providers.

CONSOLIDATIONS IN THE WIRELESS COMMUNICATIONS INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS

         The wireless communications industry has experienced consolidation of participants, and this trend may continue. If wireless carriers consolidate with companies that utilize technologies that are similar to or compete with our wireless modem technology, our proportionate share of the emerging market for wireless modem technologies may be reduced or eliminated.

MANAGEMENT OF THE COMPANY CONTROLS 66.6% OF OUR COMMON STOCK ON A FULLY DILUTED BASIS, AND THEY WILL HAVE THE ABILITY TO CONTROL MATTERS REQUIRING STOCKHOLDER APPROVAL

         As a result, these management stockholders will have significant influence in matters requiring stockholder approval, including the election and removal of directors, the approval of significant corporate transactions, such as any merger, consolidation or sale of all or substantially all of the Company's assets, and the control of the management and affairs of the Company. Accordingly, such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our Company, impeding a merger, consolidation, takeover or other business combination involving the Company or discouraging a potential acquirer from attempting to obtain control of the Company, which in turn could have an adverse effect on your investment.

OUR PROJECTS ARE EXPECTED TO REQUIRE SUBSTANTIAL UP-FRONT COSTS BEFORE ANY REVENUES WILL BE REALIZED

         A significant portion of our revenue is expected to be derived from substantial long-term projects which require significant up-front expense to us. There can be no assurance that revenues will be realized until the projects are completed or certain significant milestones are met. Our failure, or any failure by a third-party with which we may contract, to perform services or deliver products on a timely basis could result in a substantial loss to us.

         In addition, difficulty in completing a project could have a material adverse effect on our reputation, business and results of operations. In certain instances, we may be dependent on the efforts of third parties to adequately complete our portion of a project and, even if our products and processes perform as required, a project may still fail due to other components of the project supplied by third parties.

WE MAY NOT BE ABLE TO EFFECTIVELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS

         We regard certain aspects of our products, processes, services and technology as proprietary. We have taken steps to protect them with patents, copyrights, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. Any infringement, misappropriation or independent development could harm our business and future financial results.

         We have filed patent applications with respect to our wireless modern technology, but these may not be issued to us, and if issued, may not protect our intellectual property from competition which could seek to design around or invalidate these patents. Our failure to adequately protect our proprietary rights in our products, services and technology could harm our business by making it easier for our competitors to duplicate our services.

         We own several Internet domain names, including www.mobilepro.com and www.neoreach.com. The regulation of domain names in the United States and in foreign countries may change. Regulatory bodies could establish additional top-level domains or modify the requirements for holding domain names, any or all of which may dilute the strength of our name. We may not acquire or maintain our domain name or additional common names in all of the countries in which our marketplace may be accessed, or for any or all of the top-level domains that may be introduced. The relationship between regulations governing domain names and laws protecting proprietary rights is unclear. Therefore, we may not be able to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trademarks and other proprietary rights.

         We may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. This could adversely affect our business, financial condition and operating results.

RISK OF THIRD PARTY CLAIMS OF INFRINGEMENT

         Technology-based industries, such as ours, are characterized by an increasing number of patents and frequent litigation based on allegations of patent infringement. From time to time, third parties may assert patent, copyright and other intellectual property rights to technologies that are important to us. While there currently are no outstanding infringement claims pending by or against us, we cannot assure you that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure you that we will be able to license any valid and infringed patents from third parties on commercially reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. Any infringement claim or other litigation against or by us could have a material adverse effect on us.

NO ASSURANCE OF TECHNOLOGICAL SUCCESS

         Our ability to commercialize our products is dependent on the advancement of our existing technology. In order to obtain and maintain market share we will continually be required to make advances in technology. We cannot assure you that our research and development efforts will result in the development of such technology on a timely basis or at all. Any failures in such research and development efforts could result in significant delays in product development and have a material adverse effect on us. We cannot assure you that we will not encounter unanticipated technological obstacles which either delay or prevent us from completing the development of our products and processes.

CERTAIN OF OUR PRODUCTS AND SERVICES ARE REGULATED BY THE GOVERNMENT, WHICH MAY IMPOSE BURDENSOME REGULATIONS ON US

         We believe that governmental approval may be required of our products because they contain radio transmitters that radiate radio frequency emissions in a frequency spectrum that is normally under license requirements. However, because of the uncertainties surrounding the applicability of these rules to our current or future business activities, we cannot be sure that we have been and will remain in compliance with all applicable laws and regulations. Our failure to comply with all applicable laws and regulations may result in the revocation or denial of required licenses and approvals, government or private legal action, civil and criminal liability and indemnification liability to third parties, among other consequences. Such consequences could have a material adverse effect on us.

         We rely upon, and contemplate that we will continue to rely upon, corporate partners to comply with applicable regulatory requirements. We cannot assure you that such regulations will not materially adversely affect us by jeopardizing the projects in which we are participating, by imposing burdensome regulations on the users of our products, by imposing sanctions that directly affect us, or otherwise. Changes in the regulatory environment relating to the industries in which we compete could have a material adverse effect on us. We cannot predict the effect that future regulation or regulatory changes may have on our business.

OUR LIMITED OPERATING HISTORY AND OUR EVOLVING BUSINESS MODEL MAKE IT DIFFICULT TO EVALUATE OUR PROSPECTS

         The Company had a major shift in its business strategy in June 2001. It was not until June 2001 that the Company focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals. The Company acquired NeoReach, another development stage company, in March 2002. While management believes that this acquisition represents the Company's important entry into the exciting and promising 3G wireless communications market, the Company only very recently redirected its focus towards solutions supporting the 3G wireless market. We have a limited operating history upon which to evaluate our business plan and prospects. In addition, our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. We cannot be sure that we will be successful in addressing these issues, and, if we are unsuccessful at doing so, our business, results of operations and financial condition could be materially and adversely affected.

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES

         The wireless communications industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner.

WE MAY NOT EFFECTIVELY MANAGE OUR GROWTH

         In order to achieve the critical mass of business activity necessary to successfully execute our business plan, we must significantly increase the number of strategic partners and customers that use our technology. This growth will place significant strain on our personnel, systems and resources. We cannot be sure that we will manage our growth effectively, and our failure to do so could have a material adverse effect on our business, financial condition and operating results. We also expect that we will continue to hire employees, including technical, management-level employees, and sales staff for the foreseeable future. This growth will require us to improve management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems in order to support our desired growth.

DELAWARE LAW AND OUR CHARTER MAY INHIBIT A TAKEOVER OF OUR COMPANY THAT STOCKHOLDERS MAY CONSIDER FAVORABLE

         Provisions of Delaware law, such as its business combination statute, may have the effect of delaying, deferring or preventing a change in control of our company. In addition, our Certificate of Incorporation authorizes the issuance of blank check preferred stock (that is, preferred stock which our board of directors can create and issue without prior stockholder approval) with rights senior to those of our common stock. These provisions may have the effect of delaying or preventing changes of control or management of our company, even if such transactions would have significant benefits to our stockholders. As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.


                         RISKS RELATED TO THIS OFFERING

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT AND THE SALE OF CONVERTIBLE DEBENTURES

         The sale of shares pursuant to the conversion of debentures and pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 27,514,557 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR STOCK CAUSED BY THE SALE OF MATERIAL AMOUNTS OF COMMON STOCK UNDER THE ACCOMPANYING REGISTRATION STATEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

         The significant downward pressure on our stock price caused by the sale of stock registered in this offering could encourage short sales by third parties. Such short sales could place further downward pressure on our stock price.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital has agreed to purchase up to $10.0 million of our common stock. None of the selling stockholders have held a position or office, or had any other material relationship, with us, except as follows:

         o Cornell Capital is the investor under the Equity Line of Credit and the holder of $500,000 of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, LLC, makes the investment decisions on behalf of Yorkville Advisors.

         o Westrock Advisors, Inc., an unaffiliated registered broker-dealer, is the placement agent retained by the Company in connection with the Equity Line of Credit. Greg Martino, President of Westrock Advisors, Inc., makes the investment decisions on behalf of Westrock Advisors.

         o Arne Dunhem is our Chief Executive Officer and Chairman of the Board of Directors.

         o Daniel Lozinsky is our former Chief Executive Officer and is currently a Director.

         o Kyung (Ken) Min is a Senior Vice President of Neoreach, Inc., our wholly-owned subsidiary.

         o Parag Sheth is a Senior Vice President of Neoreach, Inc., our wholly-owned subsidiary.

         The table follows:

                                                        PERCENTAGE OF      SHARES TO BE                            PERCENTAGE OF
                               SHARES BENEFICIALLY   OUTSTANDING SHARES   ACQUIRED UNDER                         OUTSTANDING SHARES
                                  OWNED BEFORE       BENEFICIALLY OWNED   THE EQUITY LINE    SHARES TO BE SOLD   BENEFICIALLY OWNED
      SELLING STOCKHOLDER          OFFERING(3)        BEFORE OFFERING(2)     OF CREDIT       IN THE OFFERING(3)    AFTER OFFERING
-----------------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, L.P.     1,708,102(4)               8.3%           22,291,898        24,000,000              0.00%
Westrock Advisors, Inc.                  19,608                  *                    0            19,608              0.00%
Daniel Lozinsky                       6,928,694              35.5%                    0           310,000              33.9%
Kyung (Ken) Min                       2,833,152              14.5%                    0           200,000              13.5%
Arne Dunhem                        2,811,763(5)              14.3%                    0           200,000              13.2%
INFe, Inc. (6)                          659,853               3.4%                    0           659,853               0.0%
Dr. Kim Hyo Hwan                        566,669               2.9%                    0           170,000               2.0%
Joann Smith                             500,000               2.6%                    0           500,000               0.0%
Choe Ik Joon                            299,000               1.5%                    0           150,000                  *
Won, Jong Il                            250,000               1.3%                    0            75,000                  *
Parag Sheth                             250,000               1.3%                    0           250,000               0.0%
Dr. Dae H. Bang                         240,000               1.2%                    0           240,000               0.0%
Jason Noh                                83,334                  *                    0            25,000                  *
Palm USA                                150,000                  *                    0            45,000                  *
Choe Ik Hyun                             90,000                  *                    0            27,000                  *
Kyung C. Min                             25,002                  *                    0             7,501                  *
Englewood Equities(7)                   151,500                  *                    0            45,450                  *
Sang Y. Park                             45,000                  *                    0            45,000               0.0%
Sung J. Rhee                             83,334                  *                    0            25,000                  *
Kun Sang Yi                              83,334                  *                    0            83,334               0.0%
Dr. Kevin Sohn                           81,667                  *                    0            24,500                  *
Jin Soo Han                              41,667                  *                    0            41,667               0.0%
Sang Joon Kwak                           25,002                  *                    0             7,501                  *
Byung Il Min                             25,002                  *                    0             7,501                  *
Jihyun Janet Lee-Lim                     41,667                  *                    0            12,500                  *
Jeeny Uh (Harry Uh)                      12,918                  *                    0             3,875               0.0%
Phd. Ahn Kyu H.                          33,336                  *                    0            10,001                  *
Frederick J. Canzonetta                  18,336                  *                    0             5,501                  *
Dr. Charles H. Chung                     63,336                  *                    0            19,001                  *
Dr. Eugene Ko / Hye Ryun Ko              46,668                  *                    0            14,000                  *
Wallenstein & Wagner, Ltd. (8)           20,764                  *                    0            20,764               0.0%
Douglas J. Tucker                        30,000                  *                    0            30,000               0.0%
Thomas Richfield                        150,000                  *                    0           150,000               0.0%
Francene Goodman                         60,764                  *                    0            60,000                  *
Triple Crown Consulting(9)               30,000                  *                    0            30,000               0.0%

---------------------------------------------

*        Less than 1%.

(1) The shares represented in this column represent outstanding shares of common stock, as well as shares of common stock that may be obtained upon conversion or exercise of outstanding options, warrants and convertible debentures.

(2) Percentage of outstanding shares is based on 19,516,788 shares of common stock outstanding as of August 20, 2002, together with shares deemed beneficially owned by each such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that may be obtained within 60 days of August 20, 2002 are deemed to be beneficially owned by the person holding such securities that are convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Mobilepro cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit or upon the conversion of the debentures, in part, because the purchase price of the shares under the Equity Line of Credit and the conversion price of the shares under the debentures will fluctuate based on prevailing market conditions and Mobilepro has not determined the total amount of advances under the Equity Line of Credit that it intends to draw. Therefore, the number of shares of common stock registered in connection with the Equity Line of Credit and upon the conversion of debentures is based on Mobilepro's good-faith estimate of the maximum number of shares that Mobilepro will issue with respect thereto based upon current market prices of the company's common stock. The number of shares of common stock available under the Equity Line of Credit may be increased by any unused shares of common stock not used upon the conversion of debentures and the number of shares of common stock available pursuant to the conversion of debentures may be increased by any unused shares of common stock available under the Equity Line of Credit.

(4) Includes 943,396 shares of common stock that may be acquired within 60 days of August 20, 2002 pursuant to the conversion of convertible debentures and 764,706 shares of common stock issued as commitment fee pursuant to the Equity Line of Credit

(5) Includes options to purchase 210,519 shares of common stock owned by Mr. Dunhem.

(6) Mr. Thomas Richfield makes the investment decisions on behalf of INFe, Inc.

(7) Mr. Won Jong II makes the investment decisions on behalf of Englewood Equities.

(8)      Mr.  Michael  Lake   makes  the   investment  decisions  on  behalf  of
         Wallenstein & Wagner, Ltd.

(9) Mr. Benjamin Kaplan makes the investment decisions on behalf of Triple Crown Consulting.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date.

         For illustrative purposes, we have set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000 and fees of 3.0% of the gross proceeds raised under the Equity Line of Credit have been deducted from the gross proceeds. We anticipate using the proceeds that we receive pursuant to the sale of our common stock pursuant to the Line of Credit primarily for working capital purposes. We also anticipate using a portion of these proceeds for an expansion of the product offering and for development of sales and marketing channels. At the time of this prospectus, we do not know definitively the total amount of proceeds that we will draw down pursuant to the Equity Line of Credit.


GROSS PROCEEDS                                      $2,500,000    $5,000,000    $7,500,000   $10,000,000
NET PROCEEDS                                        $2,340,000    $4,765,000    $7,190,000    $9,615,000

USE OF PROCEEDS:
---------------------------------------------------------------------------------------------------------

General Working Capital                              1,250,000     2,365,000     3,640,000     5,615,000

Complete the design and development of products        190,000       600,000     1,000,000     1,000,000

Develop plans for third party manufacturing of
products                                               400,000       700,000     1,000,000     1,000,000

Expand product offering to include RF-CMOS             200,000       500,000       750,000     1,000,000

Develop sales and marketing channels                   300,000       600,000       800,000     1,000,000


                                                                 15

                                    DILUTION

         Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit.

         Our net tangible book value as of June 30, 2002 was ($1,412,133) or ($0.08) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

         For example, if we assume that we had issued 20,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.50 per share, less commitment fees of $300,000 and $85,000 of other offering expenses, our net tangible book value as of June 30, 2002 would have been $8,202,867 or $0.22 per share. This represents an immediate increase in net tangible book value to existing shareholders of $0.30 per share and an immediate dilution to new shareholders of $0.28 per share, or $56%. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $0.50
Net tangible book value per share before
 this offering                                  $(0.08)
Increase attributable to new investors           $0.30
                                            ------------
Net tangible book value per share after
 this offering                                                            0.22
                                                                     -----------
Dilution per share to new shareholders                                   $0.28
                                                                     ===========

         The offering price of our common stock under the Equity Line of Credit is based on 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices. Mobilepro is registering 23,235,294 shares of common stock under the Equity Line of Credit and the convertible debentures. Accordingly, Mobilepro would need to register additional shares of common stock in order to fully utilize the $10.0 million available under the Equity Line of Credit at certain of the prices set forth below.

           ASSUMED          NO. OF SHARES        DILUTION PER SHARE
       OFFERING PRICE        TO BE ISSUED         TO NEW INVESTORS
    -------------------  -------------------   ----------------------
            $1.00             10,000,000                0.707
            $0.75             13,333,333                0.488
            $0.50             20,000,000                0.284
            $0.40             25,000,000                0.209
            $0.25             40,000,000                0.109
            $0.10            100,000,000                0.031

                                 CAPITALIZATION

         The following table sets forth the total capitalization of Mobilepro as of June 30, 2002.

                                                                JUNE 30, 2002
                                                              -----------------
    Total liabilities                                            $ 1,523,046
    Stockholders' deficit:
      Preferred stock, $0.001 par value, 5,000,000
        shares authorized and 35,425 shares issued and
        outstanding                                                       35
      Common stock, $0.001 par value; 50,000,000 shares
        authorized and 18,001,935 issued and
        outstanding                                                   18,002
      Additional paid-in capital                                   3,789,091
      Deficit accumulated during the development stage            (5,219,261)
                                                                 -------------
        Total stockholders' deficit                               (1,412,133)
                                                                 -------------
           Total liabilities and stockholders' deficit              $110,913
                                                                 =============

                              EQUITY LINE OF CREDIT

         SUMMARY. On May 31, 2002, we entered into an Equity Line of Credit ("EQUITY LINE OF CREDIT") with Cornell Capital Partners, L.P. ("CORNELL CAPITAL"). Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners, L.P. will retain 3% of each advance under the Equity Line of Credit. In addition, we have issued 764,706 shares of our common stock to Cornell Capital as a commitment fee. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us. In addition, we have engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to act as our exclusive placement agent in connection with the Equity Line of Credit and we have issued 19,608 shares of our common stock to Westrock Advisors, Inc. pursuant to such arrangement.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 5 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital has advanced $10.0 million or twenty-four months after the effective date of the accompanying Registration Statement, whichever occurs first. We are limited to a maximum of $450,000 in any 30-day period.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we drew down the entire $10.0 million available under the Equity Line of Credit in a single advance (which is not permitted under the terms of the Equity Line of Credit) and the purchase price was equal to $0.40 per share, then we would issue 25,000,000 shares of our common stock to Cornell Capital. These shares would represent 56.2% of our outstanding common stock upon issuance. Mobilepro is registering 23,235,294 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. Accordingly, Mobilepro would need to amend its Articles of Incorporation to increase our authorized common stock and register additional shares of common stock in order to fully utilize the $10.0 million available under the Equity Line of Credit at certain of the prices set forth below.

         You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Equity Line of Credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Line of Credit for a given advance. This inverse relationship is demonstrated by the following table, which shows the number of shares to be issued under the Equity Line of Credit at a recent price of $0.40 per share and 25%, 50% and 75% discounts to the recent price. This table does not take into account any shares of our common stock that would be issued upon conversion of options, warrants, promissory notes and debentures.

   Purchase Price:               $0.40        $0.30       $0.20            $0.10


   No. of Shares(1):        25,000,000   33,333,333    50,000,000    100,000,000


   Total Outstanding(2):    44,516,788   52,850,121    69,516,788    119,516,788


   Percent Outstanding(3):       56.2%        63.1%         72.0%          83.7%

----------------------

(1) Represents the number of shares of common stock to be issued to Cornell Capital at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital.

(3) Represents the shares of common stock to be issued as a percentage of the total number shares outstanding.

         The proceeds used under the Equity Line of Credit will be used for general corporate purposes, for an expansion of the product offering and for development of sales and marketing channels. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $85,000 consisting primarily of professional fees incurred in connection with this registration.

         In connection with the Equity Line of Credit, we have issued 764,706 shares of our common stock to Cornell Capital as a commitment fee and Cornell Capital is entitled to retain 3% of each advance under the Equity Line of Credit. In addition, we have issued 19,608 shares of our common stock to Westrock Advisors, Inc., an unaffiliated broker-dealer, as a placement agent fee in connection with the Equity Line of Credit.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital will pay us 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the notice date. The 9% discount on the purchase of the common stock to be received by Cornell Capital will be an underwriting discount. In addition, Cornell Capital will retain 3% of the gross proceeds raised in the Equity Line of Credit, which constitutes underwriter compensation. In connection with the Equity Line of Credit, we have issued 764,706 shares of our common stock to Cornell Capital as a commitment fee, which constitutes underwriter compensation. We have issued 19,608 shares of our common stock to Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as a placement agent fee in connection with the Equity Line of Credit.

         Cornell Capital has been in business less than three years. Cornell Capital is a private equity fund whose principal business function is to provide equity and debt financing to publicly traded companies through such vehicles, which include, but are not limited to, equity lines of credit and convertible debentures. Cornell Capital does not have any material relationships with the promoters of Mobilepro.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000 as well as 3.0% of the gross proceeds received under the Equity Line of Credit that will be retained by Cornell Capital. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock of Mobilepro while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE  FOLLOWING  INFORMATION  SHOULD  BE READ IN  CONJUNCTION  WITH  THE
CONSOLIDATED FINANCIAL STATEMENTS OF MOBILEPRO AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

OVERALL OPERATING RESULTS

         We had no revenues for the quarter ended June 30, 2002. Our operating expenses for the quarter ended June 30, 2002 were approximately $1,261,438. Our primary expense was incurred for Professional fees and compensation expenses of $1,178,959 compared with $415,055 for the three months ended June 30, 2001. Of this amount, $835,047 of common stock in lieu of cash was issued in connection with consulting fees and expenses for services rendered as a part of the reverse triangular merger with NeoReach and the establishment of the equity line of credit with Cornell Capital. These consulting fees and expenses are not anticipated to be recurring. Approximately $300,000 in expenses was for on-going compensation expenses.

         We incurred approximately $70,004 for legal fees rendered in connection with the registration of our common stock with the Securities and Exchange Commission, our compliance filings with the Commission, and general legal for general matters. The remaining expenses included general administrative expenses of operating a start up business.

         We had no sales from our wireless business solutions provider operation for the years ended March 31, 2002 and 2001. However, our general and administrative expenses were $3,147,119 for the year ended March 31, 2002 and $1,009,193 for the year ended March 31, 2001, which resulted in substantial operating losses for each year. Operating losses were $3,147,119 and $1,009,193 for the years ended March 31, 2002 and 2001, respectively. We had other income, including income from the forgiveness of debt of $248,717 and $0 for the years ended March 31, 2002 and 2001, respectively. The areas where we expended the most funds for each year were for payroll, professional fees, consulting fees, and marketing expenses. Because of these large losses and the fact that we did not have adequate capital in order to continue to operate, we were pursuing alternative business opportunities in the first quarter of 2002.

OPERATING LOSSES

         Our net operating loss for the quarter ended June 30, 2002 was approximately $1,311,666. These losses were incurred primarily as a result of the aforementioned incurred expenses.

         We have accumulated deficitis of approximately $5,219,261 as of June 30, 2002. There will be limitations on the amount of net operating loss carryforwards that can be used due to the change in the control of the management of the Company. No tax benefit has been reported in the financial statements, because we believe there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards is offset by a valuation allowance of the same amount.

         Our net losses after taxes and other income/expenses were $2,898,402 for the year ended March 31, 2002 and $1,009,193 for the year ended March 31, 2001.

         We have accumulated deficitis of approximately $3,907,595 as of March 31, 2002. There will be limitations on the amount of net operating loss carryforwards that can be used due to the change in the control of the management of Mobilepro. No tax benefit has been reported in the financial statements, because we believe there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards is offset by a valuation allowance of the same amount.

LIQUIDITY AND CAPITAL RESOURCES

         As of June 30, 2002, we had a total Stockholders' Deficit of approximately $1,412,133 and do not currently have any revenues, liquidity or capital resources as we move forward with our business plan and our independent auditors have issued an audit opinion as of March 31, 2002 that raises substantial doubt as to our ability to continue as a going concern. We will need additional financing in order to implement our business plan and continue business. Other than the Equity Line of Credit (described below), we do not have a source for any additional financing and we cannot give any assurances that we will be able to secure any financing. The traditional markets for raising capital have become extremely more difficult in the last year due to a depressed economy, large well-known business failures and the events of September 11, 2001.

         On May 31, 2002, Mobilepro entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P. Cornell Capital Partners purchased $250,000 of convertible debentures from Mobilepro. The Securities Purchase Agreement contemplates the sale of up to an additional $250,000 of debentures. The debentures mature in two years and bear interest at 4% annually. At Mobilepro's option, the entire principal amount and all accrued interest can be either (a) paid to Cornell Capital Partners at maturity or (b) converted to common shares of Mobilepro. Cornell Capital Partners, at its option, is entitled to voluntarily convert the debentures to common shares of Mobilepro. The conversion price per share is equal to either an amount equal to one hundred twenty percent of the closing bid price of the our common stock on May 31, 2000 or eighty percent of the average of the four day lowest closing bid prices of the our common stock for the five trading days immediately proceeding conversion day. The proceeds from this debenture were used for working capital to support continued operations and marketing.

         On May 31, 2002, Mobilepro entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Cornell Capital, subject to certain terms and conditions, will purchase up to $450,000 of Mobilepro's common stock each thirty days thereafter during the term of the agreement or an aggregate of $10.0 million. The term of the agreement is thirty-six months, subject to termination at the sole discretion of Mobilepro and subject to certain events. The purchase price of the shares of common stock will be equal to a price based upon the future market price of Mobilepro's common stock with a fixed 9% discount to the then-current market price. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five consecutive trading days after the notice date. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. There can be no assurance of the amount of proceeds Mobilepro will receive, if any, under the Equity Line of Credit Agreement with Cornell Capital.

NEW ACCOUNTING PRONOUNCEMENTS

         We have adopted FASB Statement 128. It is not expected that we will be impacted by other recently issued standards. FASB Statement 128 presents new standards for computing and presenting earnings per share (EPS). The Statement is effective for financial statements for both interim and annual periods ending after December 15, 1997.

         FASB Statement 131 presents news standards for disclosures about segment reporting. We do not believe that this accounting standard applies to us as all of our operations are integrated for financial reporting and decision-making purposes.

INFLATION

         Our results of operations have not been affected by inflation and we do not expect inflation to have a significant effect on its operations in the future.

PLAN OF OPERATION

         This plan of operation does not reflect only the financial information of our prior business operations as a wireless business solutions provider business and are reflective of our new business strategy.

         Mobilepro will need additional financing and may use the proceeds received from the Equity Line of Credit a private placement offering or debt financing to raise such additional funds, to be used for the following:

          1) Complete the design and development of advanced modems for both the base station and handset markets:

             a. Invest in laboratory facilities including test and simulation equipment.

             b. Acquire or license certain intellectual property related to the development of modems and communications semiconductor and component technology.

          2) Develop plans for third party manufacturing to support the business goals of the Company.

          3) Expand the product offerings of the Company to include RF CMOS development and Pico-Cell base stations, among others.

          4) Develop direct and indirect sales and marketing channels for the Company's products and services:

             a. Develop business partnerships that embrace the Company as their modem supplier for their advanced cellular handsets and user equipment.

             b. Develop plans for extending our solution offerings for use in additional global markets such as Asia and Europe.

          5) Pay-down certain debt.

          6) General working capital purposes.

                             DESCRIPTION OF BUSINESS

THE COMPANY

         Mobilepro is a development stage company whose business focus has been recently redirected towards solutions supporting the third generation ("3G") wireless market, through NeoReach, Inc., Mobilepro's wholly-owned subsidiary.

         NeoReach is a development stage company designing state-of-the-art modem solutions to support 3G wireless communications systems, currently per the worldwide W-CDMA standard. 3G technology features integrated voice and data, access to high-speed Internet and intranet applications, interactive e-mail, data exchange, global roaming and full motion video transmission--all delivered to a mobile device such as a cellular phone, PDA or laptop. NeoReach is designing advanced modems that are intended to support these services and that may be utilized in base stations supporting the wireless networks that offer these services and in customer handsets and other wireless devices utilized in connection with such wireless networks.

         The current generation of digital wireless networks primarily in use today is referred to as second generation, or 2G services. We believe that the demand for faster networks supporting information-rich applications is rising, pushing the wireless communications industry toward a third generation of services that are expected to result in higher productivity, greater transmission speed and seamless access around the world.

         Selection of network standards and government policies regarding spectrum availability and licensing will drive adoption of 3G services at different rates in different regions of the world. Europe and Japan have centralized systems that are based on a single network operator standard, W-CDMA, while operators in the United States have begun to deploy systems that are based on two different 3G standards, CDMA2000 and W-CDMA. Wireless operators in Europe and Japan have recently begun to roll out 3G services and are expected to continue to roll out 3G services through 2005, while operators in the United States are expected to begin to roll out 3G services in late 2002 or 2003.

         We believe that the worldwide number of deployed base stations may double in the five-year period between 2001 and 2005. Cahners In-Stat Group estimates in its report for the year 2000 that, during that period, approximately 286,000 new base stations will be placed into service each year, yielding annualized revenue of $56 billion, and that revenue from semiconductors for base station applications will grow from approximately $6.5 billion to nearly $10 billion. Cahners also indicates in its report that China represents the largest market and growth opportunity for new base station deployment.

         On-time market availability of 3G-enabled handsets is critical to the roll-out of 3G services. Morgan Stanley estimates in its report dated March 26, 2002 that approximately 3.7 million handsets will be needed to support the 3G demand in 2002 and that the number of handsets needed to support the 3G demand will grow to nearly 75 million by 2006.

         NeoReach is designing advanced modem solutions for base stations and handsets utilized in connection with the delivery of 3G services. NeoReach's base station solution targets smaller systems called Micro- and Pico Cell base stations, while NeoReach's handset modem solution targets handsets, PDA's and laptop plug-in cards. These solutions are based on proprietary technology developed by NeoReach. Distinguishing design features include a superior multi-channel base station support and multi-mode handset compatibility with W-CDMA, GSM and GPRS network standards.

         NeoReach has filed five patent applications for its W-CDMA smart antenna processing approaches and intends to pursue other patents to protect its intellectual property rights in various chief modem design and implementation areas. NeoReach initiated product research and design in 2000 and entered into a contract with Samsung during 2001, which provided NeoReach with important co-development technical resources and expertise. If NeoReach's modem solutions are commercially successful, we expect to leverage our 3G technology to extend our product line to include miniaturized base stations for use in high-density areas and 3G handsets.

         Qualcomm is the leading provider of wireless modem technology, marketing a wide variety of products worldwide. Qualcomm products have all been designed for the CDMA standard and only recently has the company announced it will now also build to the W-CDMA standard. Other companies developing modems include Nokia, Ericsson, Siemens, Motorola and Samsung. A large number of smaller companies around the world specialize in various niche technologies addressing the wireless market to include the modems for the handsets. These include PrairieComm and InterDigital in the U.S., Yozan in Japan, Sierra Wireless in Canada and Xircom in Germany.

          The Company is located at Mobilepro Corp., 3204 Tower Oaks Blvd., Suite 350, Rockville, Maryland 20852.

CORPORATE HISTORY

         Mobilepro is a development stage company and currently trades on the Bulletin Board under the stock symbol "MOBL". The following is a brief history of Mobilepro.

         Mobilepro was incorporated on July 14, 2000 and was focused on the integration and marketing of complete mobile information solutions that satisfy the needs of mobile professionals.

         The company with which Mobilepro merged in June of 2001 was first organized in June 1988 as Bud Corp. Bud Corp. changed its name to Tecon, Inc. in July 1992, then to Buyit.com, Inc. in May 1999 and finally to CraftClick.com, Inc. on January 4, 2000. CraftClick's business strategy and focus was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. Due to the lack of adequate funding and the lack of generating enough Internet traffic to achieve profitability, CraftClick began to cease business operations in October 2000. CraftClick subsequently disposed of substantially all of its assets in February 2001 when secured creditors foreclosed on outstanding loans made to CraftClick.

         In April 2001, CraftClick reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was subject to a reverse split on the basis of 1 new share for every 100 shares outstanding. On June 6, 2001, CraftClick and Mobilepro entered into an Agreement and Plan of Merger dated June 1, 2001. Under the CraftClick Merger Agreement, Mobilepro merged with and into CraftClick, with CraftClick being the surviving corporation. On July 9, 2001, the name of the surviving corporation was changed to Mobilepro Corp.

         On November 19, 2001, Mobilepro implemented a 200 for 1 reverse stock split of its common stock. There were no fractional shares issued. Concurrent with the reverse stock split, Mobilepro issued 3,000,000 new shares of common stock to Dungavel, Inc., pursuant to an Investor Rights Agreement, which Mobilepro entered into with Dungavel on June 1, 2001 as part of the merger with CraftClick.

          On  February  19,  2002,  Mobilepro  entered  into  a  Stock  Purchase
Agreement  with Mr.  Daniel  Lozinsky  and  Dungavel,  Inc.,  and another  Stock
Purchase Agreement with Mr. Daniel Lozinsky, Ms. Joann Smith and Mr. Scott Smith. Dungavel, Inc., Ms. Joann Smith and Mr. Scott Smith were all significant stockholders of Mobilepro at the time. Pursuant to these two stock purchase agreements, Mr. Lozinsky acquired an aggregate of 2,057,733 shares of Mobilepro common stock, representing approximately 64.7% of Mobilepro's voting securities at that time. On February 28, 2002, Mr. Scott Smith resigned as the President, CEO and Chairman of Mobilepro, and Mr. Lozinsky became the President and CEO of Mobilepro. On May 10, 2002, Mr. Arne Dunhem became Mobilepro's President, CEO and Chairman and Mr. Lozinsky became our Senior Vice President.

         On March 21, 2002, Mobilepro entered into an Agreement and Plan of Merger with NeoReach, pursuant to which a newly-formed, wholly-owned subsidiary of Mobilepro merged into NeoReach in a tax-free transaction. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro.

BUSINESS STRATEGY BEFORE THE MOBILEPRO MERGER

         CraftClick was formed to be the premier arts and crafts destination on the Internet. We intended to build an online arts and crafts community that offered amateur and professional craftspeople worldwide a wealth of arts and crafts related content. We acquired 16 online arts and crafts related web sites. We shipped our products through a fulfillment center located in the Midwestern United States. Orders placed with us were transmitted electronically to our fulfillment center using EDI protocol. Our fulfillment center then shipped the order directly to the end customer.

         While our sales increased substantially for the year ended March 31, 2001 as compared to the year ended March 31, 2000, we did not have adequate capital funding in order to continue as a going-concern in this business segment. As such, we discontinued the arts and crafts business in October 2000. As previously mentioned, there was a change of control and business strategy in June 2001.

BUSINESS STRATEGY AFTER THE MOBILEPRO MERGER AND BEFORE THE NEOREACH MERGER

         Mobilepro was formed to position ourselves as a provider of wireless business solutions for the mobile business professional workforce. We intended to develop complete mobile information solutions that include products and services such as wireless handheld devices and Web based enterprise applications. As a solutions provider, we intended to bundle the service and the hardware device into a single offering. None of the products or services were fully developed and were not available for sale. The strategy was for Mobilepro to develop the overall designs of both the hardware and the software of the devices but to outsource the actual manufacturing and the detailed software development to existing device providers. We intended to distribute the devices with the bundled software through various distribution channels including direct sales and alliance partners with co-marketing and referrals. The Web based services were to be developed jointly with strategic development partners and maintained and operated jointly with ISP and Web-hosting partners. The applications that drove the demand for this strategy was the ever increasing use of E-mail for business correspondence and the need for mobile professionals at all levels of an organization to access corporate data and applications from outside their offices.

         We had no sales for the year ended March 31, 2002, and we did not have adequate capital funding in order to continue as a going-concern in this business segment. As such, we discontinued the wireless business solutions provider business in March of 2002. As previously mentioned, there was a change of control and business strategy in March 2002.

         The audited financial statements included elsewhere in this filing contain only the operations of the wireless business solutions provider business and are not reflective of the new business strategy adopted by the new majority owners.

BUSINESS STRATEGY AFTER THE NEOREACH MERGER

         We are a development stage company and therefore, the following business strategy contains forward-looking information and we can give no assurances that we will be able to accomplish these goals, generate sufficient revenues to be profitable, obtain adequate capital funding or continue as a going concern. Our independent auditors have issued a going-concern opinion for the year ended March 31, 2002 and March 31, 2001.

         Mobilepro is attempting to develop advanced modem solutions for both the base stations and the handsets to capitalize on the approaching 3G wave. The base station solution targets smaller systems called Micro- and Pico Cell base stations. The handset modem solution also targets PDA's and laptop plug-in cards. They are based on Mobilepro's own, proprietary technology. Distinguishing design features include a superior multi-channel base station support and multi-mode handset compatibility with W-CDMA, GSM and GPRS network standards.

         Mobilepro has solved core modem development issues with its architecture without having to license and pay expensive, ongoing royalties to other vendors. Mobilepro has filed five patent applications for its W-CDMA smart antenna processing approaches and will pursue other patents to protect its intellectual property rights in various chief modem design and implementation areas.

         Product research and design was initiated in 2000. A contract with Samsung during 2001 provided important, co-development technical resources and expertise during the critical design phase. We believe that the base station modem will be ready for the field evaluation with commercial release planned for fourth quarter 2002 with commercial ASIC modems mid 2003. The handset ASIC modem is planned for mid/end 2003 market availability.

         The long-term product vision is founded on product line extensions that leverage the current technology and expertise in 3G. The first of these potential future products is the Pico Cell Node-B, a miniaturized version of a complete base station for use in high-density areas such as in larger office buildings, shopping malls, train- and bus-stations and in city-centers. The second potential future product is the 3G handsets themselves. We intend to add to the development schedule if market success with the modem solutions is demonstrated and based on the market timing and future competitive landscape.

         Mobilepro believes it can be successful in the 3G wireless modem market for two key reasons: 1) capitalizing on an early-to-market advantage with advanced capabilities; and, 2) maintaining narrowly focused product and market strategy on its two core solutions. We believe that all the other vendors must rationalize 3G development, sales and marketing resources among a larger product line and among an installed base of customers utilizing other products for which upgrades are expected and required.

MARKET/INDUSTRY PROJECTIONS

MARKET OUTLOOK FOR THIRD GENERATION SERVICES

         The current generation of digital wireless networks primarily in use today is referred to as second generation, or 2G services. Demand for faster networks supporting information-rich applications are on the horizon, pushing the industry toward the third generation of services delivering higher productivity, greater transmission speed and seamless access around the world.

         Marketplace players with different motivations are all driving the push toward 3G services. Manufacturers are motivated by the lure of new revenue streams from new 3G equipment. Wireless operators worldwide are motivated to capture first to market advantage and to relieve their frequency spectrum shortage. Regulators are motivated to gain new license revenue from operators. And finally, consumers and businesses are motivated by the ability to combine wireless mobility with content and multi-media messaging.

         Markets in which both wireless and Internet penetration is high are well positioned for 3G services. Selection of network standards and government policies regarding spectrum availability and licensing will drive adoption at different rates in different regions of the world.

         Europe and Japan centralize on a single network operator standard, W-CDMA, and wireless operators there have recently begun to roll out 3G services on a schedule that builds throughout 2002-2005. In the U.S., two different 3G standards will be deployed by U.S. wireless operators, CDMA and W-CDMA, and full rollout is projected by industry analysts to begin in late 2003, although some limited operation may start in 2002.

MARKET SIZE AND OPPORTUNITY

         Owing to the vast number of these 3G networks that eventually will be deployed worldwide, and the present rate in which they are planned for commercial availability, we believe the market for 3G-enabled base stations (network systems that enable communications to and from the consumer handsets) and 3G-enabled handsets and other mobile devices is extensive.

         We believe that the worldwide number of deployed base stations will more than double in the five-year period between 2001 and 2005. During that time, slightly more than 286,000 new base stations will be placed into service each year, yielding annualized revenue of $56 billion, according to research reports published by Cahners In-Stat Group. Further, China is projected to represent the largest market and growth opportunity for new base station deployment.

         In terms of revenue potential, Cahners estimates the 2001 revenues from semiconductors for the base station applications at approximately $6.5 billion to grow to nearly $10 billion by 2005.

         On-time market availability of 3G-enabled handsets is critical to the roll-out of the services. Morgan Stanley, in published research reports, estimates that in 2002 alone, approximately 3.7 million handsets will be needed to support demand. This increases to nearly 75 million units in 2006. Going forward, handset replacement volume will continually expand due to customer exposure to more choices in new phone features, prices and services. The expected lifetime of the handsets is expected to contract from 18 months to 12 months, further driving new demand.

FINANCIAL FUNDING NEEDS AND USE OF FUNDS

         We will need additional financing and may use a private placement offering or debt financing in addition to the Equity Line of Credit to raise such additional funds, to be used for the following:

         1) Investment in laboratory facilities including test and simulation equipment;

         2) Acquisition or licensing of certain intellectual property related to the development of modems and communications semiconductor and component technology;

         3) Pay-down certain debt; and

         4) General working capital purposes.

PRODUCTS AND SERVICES

         We are developing products for the 3G markets, currently per the worldwide W-CDMA standard. Our product line will initially comprise of Pico base station modems and handset modems ASICs. These products are not currently available in the market. We believe that our products will be some of the first to market and will offer special value to the manufacturers and the marketplace in general. We currently have prototypes available of modems for the micro cell base station.

         The product line extensions can include RF CMOS, and Pico cell Node-B.

         There are no assurances that our products, once developed, will be accepted or marketable to our intended customers.

MARKETING AND COMPETITION

MARKETING

         Mobilepro intends to sell products and services through direct and indirect sales channels. We intend to have a direct sales force in North
America, Europe and Asia. We intend that the sales organization will have directors in each of these areas of the world. The technical support team will support the direct sales team. Target customers include manufacturers of base stations and other infrastructure equipment.

         In addition to a direct sales channel, we intend to sell products through OEM agreements with other manufacturers. Any OEM relationships will enable our products to be embedded into the base stations. The business development team will be responsible for initiating the relationships with the OEM partners and the sales team supports them on an ongoing basis.

         We cannot assure you that our marketing efforts will be successful.

COMPETITION

         Qualcomm is the leading provider of wireless modem technology, marketing a wide variety of products worldwide. Qualcomm products have all been designed for the CDMA standard and only recently has the company announced it will now also build to the W-CDMA standard. Other companies developing modems for the base stations in addition to the handsets include bigger companies such as Nokia, Ericsson, Siemens, Motorola and Samsung. A large number of smaller companies around the world specialize in various niche technologies addressing the wireless market to include the modems for the handsets. These include PrairieComm and InterDigital in the U.S., Yozan in Japan, Sierra Wireless in Canada and Xircom in Germany.

RESEARCH AND DEVELOPMENT

         Our product development efforts are focused on defining the functionality of the product and developing services for it. We believe the innovation and design of our product will play an important role in our success. We intend to identify and respond to the needs of our customers by introducing new designs with an emphasis on innovations in the functionality, simplicity and ease of use of our products and services.

         We estimate that the amount of time spent during the last two years on research and development activities uniquely for our product and services was approximately $2,715 and $446,359 for the fiscal years ended March 31, 2002 and 2001, respectively. None of the cost of such activities were borne directly by customers. As of August 15, 2002, we had seven individual people engaged in research and development activities.

INTELLECTUAL PROPERTY

         As of June 30, 2002, we had three patent applications pending with the U.S. Patent and Trademark Office in the area of "Smart Antenna" technology. On April 29, 2002, we announced that two of our previously filed patents have been allowed.

         The first patent involves intellectual property that can enhance the performance of conventional smart antenna processing technology if used for 3G wireless communications. Using the NeoReach proprietary approach, we believe that wireless network operators will be able to provide 3G networks in which subscribers will experience less interference and more stable connections as they move around while using their handsets or PDAs.

         The second patent delivers automatic, low-cost improvements to the smart antenna processing technology. Using this NeoReach invention, we believe that 3G network operators will be able to automatically eliminate potential distortions throughout their full network without having to conduct individual, time-consuming phase calibration of each separate communication channel.

         The remaining three patent applications, currently still under review at the PTO, involve innovations that may greatly enhance 3G wireless network operators' capacities to support larger numbers of simultaneous subscribers, to offer greatly expanded coverage areas, and to maintain the high quality of the communication channels.

         In addition for its wireless business solutions provider business, we also have two other patent applications pending which are referred to as "Wireless communication system and method of providing wireless communication service" with specific descriptions to include "Device and method for changing the orientation and configuration of a display of an electronic device" and "Electronic device having multiple service functionality".

GOVERNMENT APPROVALS

         We believe that the only government approval that is required is that the device(s) must adhere to certain the Federal Communications Commission section requirements because it does in fact contain a radio transmitter. We believe that government approval from FCC will be required for both our future RF CMOS product and for our future potential Node-B pico cell since both will contain radio transmitters that will radiate radio frequency emission in a frequency spectrum that is normally under license requirements. Any potential contract manufacturer we utilize will handle this for the Company.

RECENT DEVELOPMENTS

         On May 31, 2002, we entered into an equity line of credit arrangement with Cornell Capital Partners, LP. The Equity Line provides, generally, that Cornell will purchase up to $10 million of common stock over a two-year period, with the timing and amount of such purchases, if any, at our discretion. Any shares of common stock sold under the Equity Line will be priced at a 9% discount to the lowest closing bid price of the common stock during the five-day period following the Company's notification to Cornell that it is drawing down on the Equity Line. We are not permitted to draw down more than $450,000 in any 30-day calendar period. In addition, there are certain other conditions applicable to the Company's ability to draw down on the Equity Line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the Equity Line and the Company's adherence with certain covenants. At the time of each draw down, the Company is obligated to pay Cornell a fee equal to three percent of amount of each draw down.

         In addition, on May 31, 2002, the Company entered into a Securities Purchase Agreement with certain investors pursuant to which the Company issued and sold $250,000 of convertible debentures. The Securities Purchase Agreement contemplates the sale of up to an additional $250,000 of Debentures. The Debentures accrue interest at the rate of four percent per year. The Debentures must be repaid two years following their issuance or, at the Company's election, converted into shares of common stock. In addition, at any time, the holders of the Debentures may elect to convert their debt into common stock. The conversion price per share is equal to either an amount equal to one hundred twenty percent of the closing bid price of the our common stock as of May 31, 2002 or eighty percent of the average of the four day lowest closing bid prices of the our common stock for the five trading days immediately preceding date of conversion. The Debentures also provide the Company with certain redemption rights which, if exercised, will require the Company to issue common stock warrants to the Debenture holders. The shares of common stock to be issued upon any conversion of the Debentures are being registered in this offering.

EMPLOYEES

         As of August 20, 2002, Mobilepro employs 7 full-time employees. Mobilepro has no collective bargaining agreements with its employees. Mobilepro believes that our employee relationships are satisfactory.

                                   MANAGEMENT

         Our present directors and executive officers are as follows:

        NAME             AGE                  POSITION
   -----------------   -------   -----------------------------------------------
   Arne Dunhem           52      President, Chief Executive Officer and Chairman
   Daniel Lozinsky       41      Senior Vice-President and Director
   Kyung (Ken) Min       46      Senior Vice-President of NeoReach, Inc.
   Parag Sheth           35      Senior Vice-President of NeoReach, Inc.

         The following is a brief description of the background of our directors and executive officers.

BACKGROUND INFORMATION

         ARNE DUNHEM. Mr. Arne Dunhem was appointed a Director and Treasurer of Mobilepro in February 2002. Mr. Dunhem has over twenty-eight years general management and engineering experience with large complex multinational corporations, large international organizations as well as early stage technology companies. He has been instrumental in arranging more than $300 million in investor and vendor financing commitments and is knowledgeable in business, management, information systems, network operations and engineering. Mr. Dunhem was between November 1998 and June 2001 the President and CEO of erbia, Inc. a long-distance communications company where he took the company from its start-up phase through the sale of the operation to another company. Prior to this he was between 1993 and September 1997 the Chairman of Tele8 Kontakt AB, a Swedish nationwide start-up wireless operator and also between 1993 and December 1997 the Chairman of Nordiska Tele8 AB of Sweden, a long distance and local telephone service company. Here again, he took the company from its start-up phase through full operation and eventually the sale of the companies. Mr. Dunhem was between September 1989 and April 1990 the Executive Vice President, Engineering & Operations of Comvik Skyport AB, a Swedish telecommunications company providing satellite and data communications services. During the period September 1978 and June 1989 Mr. Dunhem was with INTELSAT, Washington, D.C., an international satellite communications organization in a capacity growing from staff engineer to program manager where he had responsibilities for building-up some of the world's largest command, control and monitoring networks. He has also been with the Saab-Scania corporation and the Swedish Telecom. Mr. Dunhem earned his M.Sc. in 1974 in space telecommunications from Chalmers University of Technology, Sweden.

         DANIEL LOZINSKY. Mr. Daniel Lozinsky, Senior Vice-President and Director of Mobilepro, was appointed a Director of Mobilepro in February 2002. Daniel Lozinsky has 17 years of management and software development experience with small and large multinational corporations. Mr. Lozinsky was President and CEO of VCmed Inc. a scientific medical start-up company that was attempting to bring to the market Cancer Research technology developed at MIT and Harvard, which allowed for early detection not otherwise available. Prior to that Mr. Lozinsky was senior software engineer of AOL, Host Systems internet department, that allowed to meet AOL's growing Internet demands during the highest AOL's growth period between 1996 and 1999, when the company grew from 4 million to 21 million users. He was working for AOL's MIS (BISY) department between April 1995 and June 1996. Prior to that Mr. Lozinsky was employed as a senior software engineer at Eastman Kodak Corporation in Rochester NY between September 1989 and April 1995. He was an internal software consultant to multiple Kodak's lines of business. Mr. Lozinsky worked on Kodak PhotoCD system that is widely available now and allows scanning film into digital format and printing to paper or CD. He specifically worked for CD writer devices and testing firmware software components that he developed for the system. During those years he worked for Kodak's Mass Memory Division that manufactured and sold optical drives and jukeboxes to commercial companies and government offices. Working as a designer and developer of software and, occasionally as a support engineer, he participated in winning for Kodak and delivering large government contracts to include ADMAPS to US NAVY Printing and Publishing. During that project Mr. Lozinsky worked both in Rochester and at the Navy Technology Pilot Lab at Port Hueneme, Ca. Prior to that, between August 1987 and September 1988, Mr. Lozinsky worked as a programmer analyst for PaineWebber Strategic Technology Department, on the PaineWebber Backup System to the Maine Network at the Weehaken Center in NJ. Prior to that, during August 1985 and May 1987, Mr. Lozinsky worked as a programmer and systems analyst for Merrill Lynch, Real Time Pricing Group that delivers NYSE financial data to different departments of Merrill Lynch. Mr. Lozinsky holds MS/CS from Stevens Institute of Technology in Hoboken NJ, January 1989. He also holds BS/CS from Polytechnic Institute of NY, January 1984.

         KYUNG (KEN) MIN. Kyung (Ken) Min, Senior Vice President, New Technologies of NeoReach, Inc. is a seasoned professional with twenty years of experience in the cellular and digital communications industries, Ken has specialized in the areas of business development, marketing, systems integration and engineering. Ken has had extensive experience in designing and marketing emerging technologies including GSM, CDMA, PCS, W-CDMA, Pico cells, and satellite communications. During his eleven years with Motorola, the Senior Product Manager of the Cellular Business Marketing and Sales unit developed wireless devices, including base stations, and formed strategic alliances to ensure product market entry on-time and within budget. Ken spent more than three years as the General Manager for Telecommunications R&D at Samsung Electronics, heading the development of IS-95 CDMA, followed by a successful directorship of the PCS unit at Hyundai Electronics where Ken managed two hundred engineers and technical marketing staff. Ken represented Samsung and Hyundai in the CDMA Development Group (CDG) steering committee from 1994-1998. Founder of NeoReach, Ken now serves in a capacity where he can most effectively capitalize on his experience in engineering and business development. Ken earned his Master of Engineering at the Institution of Illinois Technology and holds a bachelor's degree in Computer Science from the University of Illinois.

         PARAG SHETH. Parag Sheth, Senior Vice President, Marketing and Business Development, joins the Company with a background of more than fourteen years as a leader in the communications field. After his experience as the Director of Sales at Data Labs (later acquired by Lucent Technologies), Parag served as the VP of Marketing at Siemens Information and Communications Networks where he coordinated a global marketing campaign for their broadband products, introducing a solutions sales approach, refocusing technical sales and customer support, and increasing sales by an impressive 400% in six months. In the same position with Woodwind Communications, a Voice over Broadband (VoB) product manufacturer, Parag contributed to the firm's acquisition by VINA technologies by creating a unique product brand in a saturated market while positioning the company with partners. He also devised and implemented a successful public relations campaign to generate widespread media coverage and secure analyst validation. While working at Vibrant Solutions in Corporate Communications and Product Marketing, Parag led the marketing teams in achieving measurable returns for the company that included four awards nominations and the "Hot Start-up 2002 Award" from Telecommunications Magazine. NeoReach welcomes Parag's expertise in spearheading the creation and implementation of company strategy and vision, product launch, and the development of internal and external communications programs. He has a BSEE from the State University of New York, Buffalo and an AAS degree from Rockland Community College.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended March 31, 2002, 2001 and 2000, paid to our most highly compensated executive officers.


                                                   SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                                         -----------------------------------  -------------------------------------------------
                                                                                AWARDS
                                                                              ----------
                                                                              RESTRICTED       SECURITIES
                                                                                 STOCK         UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR        SALARY        BONUS       AWARD(S)         OPTIONS        COMPENSATION(1)
--------------------------------------  --------   ------------   ---------  ------------     -------------    -----------------
Daniel Lozinsky                           2002             $0           --            --                 --           $140,250
Former Chief Executive Officer and        2001             $0           --            --                 --                 --
Chairman                                  2000             $0           --            --                 --                 --

Arne Dunhem                               2002             $0           --            --                 --           $195,250
Chief Executive Officer and               2001             $0           --            --                 --                 --
Chairman                                  2000             $0           --            --                 --                 --

Scott R. Smith                            2002        $53,652           --            --                 --            $80,000
Former Chief Executive Officer and        2001    $218,750(1)           --            --                 --                 --
Former Director                           2000             $0           --            --                 --                 --

Kyung (Ken) Min                           2002             $0           --            --                 --                 --
Sr. Vice President of NeoReach, Inc.      2001             $0           --            --                 --                 --
                                          2000             $0           --            --                 --                 --

Parag Sheth                               2002             $0           --            --                 --                 --
Sr. Vice President of NeoReach, Inc.      2001             $0           --            --                 --                 --
                                          2000             $0           --            --                 --                 --

-------------------------

(1) All of the amounts in this column were paid in the form of stock. The amounts listed represent the fair market value of the stock on the date of grant.

(2) The compensation for the period ended March 31, 2001 was earned while Mr. Smith was an employee of Mobilepro Corp, a private company, prior to its reverse merger dated June 6, 2001. This amount was accrued and Mr. Smith took no cash payments for salary while at Mobilepro Corp, a private company. In February 2002 in connection with the Stock Purchase Agreement among Mr. Daniel Lozinsky and Dungavel, Inc., and in connection with the Stock Purchase Agreement among Mr. Daniel Lozinsky, Ms. Joann Smith and Mr. Scott Smith, Mr. Smith forgave the payment of this accrued amount. Part of the compensation Mr. Smith received for his forgiveness of the accrued salary was 25,000 shares of Mobilepro's common stock, valued on the date of issuance at $26,250. This amount is included in the All Other Compensation column of this table. As of March 31, 2002, Mobilepro does not owe Mr. Smith any accrued salary amount.

         The following table sets forth certain information concerning the number and value of securities underlying exercisable and unexercisable stock options as of the fiscal year ended March 31, 2002 by our executive officers.



           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                             YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                        NUMBER OF                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                         SHARES                           OPTIONS AT                IN-THE-MONEY OPTIONS AT
                       ACQUIRED ON       VALUE         MARCH 31, 2002(1)               MARCH 31, 2002(1)
  NAME                  EXERCISE        REALIZED   EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(1)
-------------------- --------------   ----------- ---------------------------   ------------------------------
  None                                             Exercisable          --       Exercisable              --
                                                   Unexercisable        --       Unexercisable            --


---------------

(1) The value of unexercised in-the-money options at fiscal year end is calculated using the last sale price of $1.05 per share as of March 31, 2002, the last trading day of fiscal year 2001 as reported on the Over-the-Counter Bulletin Board.

COMPENSATION OF DIRECTORS

         We have no standard arrangement pursuant to which our Directors are compensated for services provided as a Director.

EMPLOYMENT AGREEMENTS

         There are no existing employment agreements between Mobilepro and any employees. However, there are employment agreements between the subsidiary NeoReach, Inc. and Arne Dunhem, Kyung (Ken) Min and Parag Sheth. The employment agreement between the subsidiary NeoReach, Inc. and Scott R. Smith terminates on August 18, 2002.

         Effective January 4, 2002, NeoReach, Inc. entered into an Employment Agreement with Arne Dunhem. Pursuant to the Employment Agreement, Mr. Dunhem serves as President and Chief Executive Officer of NeoReach. The initial term of the Employment Agreement is from January 4, 2002 until April 4, 2004 and will automatically renew for a one year term unless NeoReach or Mr. Dunhem delivers written notice to the other party prior to March 29, 2004. Thereafter the Employment Agreement will automatically renew for successive one year terms unless NeoReach or Mr. Dunhem provide the other party with written notice 30 days prior to the expiration of the applicable term. Mr. Dunhem's Employment Agreement provides for base cash compensation of $180,000 per year. In addition, NeoReach and Mr. Dunhem (through the Board of Directors) will mutually agree upon performance milestones and an associated bonus structure that will, upon satisfaction of such performance milestones, enable Mr. Dunhem to earn a minimum additional amount per year of $20,000. In addition, NeoReach granted Mr. Dunhem an option to acquire such number of shares of NeoReach's common stock, par value $0.01 per share, as is equal to 10% of NeoReach's outstanding shares of common stock on the effective date of Mr. Dunhem's Employment Agreement (after giving effect to the issuance by NeoReach of shares of common stock pursuant to that certain Term Sheet dated January 2, 2002 by and between NeoReach and Daniel Lozinsky). Seventy percent of the shares of common stock granted to Mr. Dunhem pursuant to the Employment Agreement vested immediately on the date of grant, 15% of the shares of common stock granted Mr. Dunhem vested on April 5, 2002 and the remaining shares of common stock granted to Mr. Dunhem will vest on January 5, 2003. The option was granted pursuant to the terms and conditions of the NeoReach's 2000 Stock Incentive Plan and the form of option grant agreement used in connection therewith. The exercise price of the option is equal to the fair market value of the NeoReach's common stock on the date of grant.

         Effective January 4, 2002, NeoReach entered into an Employment Agreement with Kyung Min. Pursuant to the Employment Agreement, Mr. Min serves as Senior Vice President, New Technologies of NeoReach. The initial term of the Employment Agreement is for one year and will automatically renew for successive one year terms unless NeoReach or Mr. Min delivers written notice to the other party with 30 days written notice prior to the expiration of the applicable term. Mr. Min's Employment Agreement provides for base cash compensation of $150,000 per year. In addition, NeoReach and Mr. Min (through the Board of Directors) will mutually agree upon performance milestones and an associated bonus structure that will, upon satisfaction of such performance milestones, enable Mr. Min to earn a minimum additional amount per year of $20,000. In addition, NeoReach agreed to grant Mr. Min an option to purchase a number of shares of NeoReach's common stock to be determined by the Board of Directors at a later date. Mr. Min's Employment Agreement provides that the option will be granted pursuant to the terms and conditions of the NeoReach 2000 Stock Incentive Plan and the form of option grant agreement used in connection therewith.

         Effective July 1, 2002, NeoReach entered into an Employment Agreement with Parag Sheth. Pursuant to the Employment Agreement, Mr. Sheth serves as Senior Vice President of Marketing and Business Development. The Employment Agreement does not specify the term. Mr. Sheth is an at-will employee of NeoReach. Mr. Sheth's Employment Agreement provides for base cash compensation of $180,000 per year. Mr. Sheth is eligible for a discretionary cash bonus in an amount equal to 50% of Mr. Sheth's then-current salary, provided that NeoReach meets or exceeds certain milestones established in NeoReach's management bonus plan prepared each year and Mr. Sheth must be an employee of NeoReach through the end of applicable bonus year.

2001 EQUITY PERFORMANCE PLAN

          On November 1, 2001, the Board of Directors approves the Mobilepro Corp. 2001 Equity Performance Plan under which employees, officers, directors and consultants are eligible to receive grants of stock options. Mobilepro has reserved a total of 1,000,000 shares of common stock under the 2001 Equity Performance Plan. It is presently administered by Mobilepro's Board of
Directors. Subject to the provisions of the 2001 Equity Performance Plan, the Board of Directors has full and final authority to select the individuals to whom options will be granted, to grant the options and to determine the terms and conditions and the number of shares issued pursuant thereto.

INDEMNIFICATION

         As permitted by the provisions of the General Corporation Law of the State of Delaware, Mobilepro has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of Mobilepro. Any such person may be indemnified against expenses, including attorneys' fees, judgments, fines and settlements to the extent they have been on the merits or otherwise in defense of any action, suit or proceeding. Further, Mobilepro does not maintain liability insurance on behalf of its officers, directors, employees and agents.

                             DESCRIPTION OF PROPERTY

         Our offices are located at 3204 Tower Oaks Boulevard, Suite 350, Rockville, Maryland 20852. We believe that this facility is adequate to meet our needs in the foreseeable future. In the event our business expands, we believe we will have to find new offices. The offices consisting of approximately 5,680 square feet of office space are sub-leased from PrimeWire, Inc. with a monthly rental rate of $11,356. The current sub-lease agreement will terminate on September 30, 2002 and we have initiated a re-negotiation with the landlord directly. We have also initiated discussions with other potential new office locations at lower monthly rental rate.


                             LITIGATION PROCEEDINGS

         We are not a party to any material legal proceedings, and no material legal proceedings have been threatened by or, to the best of our knowledge, against us.

                             PRINCIPAL SHAREHOLDERS

BENEFICIAL OWNERS

         COMMON STOCK. As of August 20, 2002, other than (i) the persons identified in the following table and (ii) the directors and executive officers identified in the table under "Directors and Executive Officers" section below, no person owned beneficially more than five percent (5%) of our common stock.

                                                            SHARES
                                                      BENEFICIALLY       PERCENT
NAME AND ADDRESS                   TITLE OF CLASS            OWNED   OF CLASS(1)
--------------------------------   ---------------   --------------  -----------

Cornell Capital Partners, LP       Common Stock       1,708,102(2)        8.3%
101 Hudson Street, Suite 3606
Jersey City, New Jersey  07302

-----------------------

(1) Applicable percentage of common stock is based on 19,516,788 shares outstanding, plus any securities convertible or exchangeable into shares of common stock for the purpose of computing the percentage of ownership of such person only as of August 20, 2002.

(2) This consists of 764,706 shares of common stock and debentures convertible into 943,396 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table shows the amount of our capital stock beneficially owned by our directors, the executive officers named in the Summary Compensation Table above and by all directors and executive officers as a group as of August 20, 2002. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of August 20, 2002, we had 19,516,788 shares of common stock outstanding.

                                                        SHARES
                                                     BENEFICIALLY        PERCENT
NAME AND ADDRESS                 TITLE OF CLASS          OWNED       OF CLASS(1)

Daniel Lozinsky                  Common                6,928,694           35.5%
3204 Tower Oaks Boulevard,
Suite 350
Rockville, MD  20852

Arne Dunhem                      Common             2,811,763(2)           14.3%
3204 Tower Oaks Boulevard,
Suite 350
Rockville, MD  20852

Ken Min                          Common                2,833,156           14.5%
3204 Tower Oaks Boulevard,
Suite 350
Rockville, MD  20852

Officers and Directors as        Common            12,573,613(3)           63.7%
a Group (3 Persons)
3204 Tower Oaks Boulevard,
Suite 350
Rockville, MD  20852


-----------------------

*        Less than 1%.

(1) Applicable percentage of ownership is based on 19,516,788 shares of common stock outstanding as of August 20, 2002, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of August 20, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes options to purchase 210,519 shares of common stock at an exercise price of $0.057 per share.

(3) Includes options to purchase 210,519 shares of common stock owned by Mr. Dunhem.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the period ended March 31, 2000, a shareholder and officer received advances of $13,000. These secured advances were eliminated as part of winding up the website business.

         Mr. Howard Geisler, a former secretary and director of our company, provided our office space on a gratis basis.

         We sold its investment of 450,706 shares of Popmail.com to meet its financial obligations in the quarter ended September 30, 2000. The shares were "Restricted" under Rule 144. The stock was sold to Stephen C. Wolfe, a related party at the time of the sale, for $74,650. The loss of $425,350 was charged to the Income Statement during the period ended September 30, 2000. $225,353 of the loss was due to market value decline during the holding period. The market value of the stock at the date of sale was $366,156.

         In connection with the merger effective June 1, 2001, between Mobilepro and Craftclick, a significant shareholder, Dungavel, Inc. was issued 250,000 shares of our common stock. Also in connection with the merger, ZDG Investments Ltd., a Toronto investment company, was issued 1,475,000 shares of our common stock. The stock was given for services rendered with regard to the merger. We believe that Rob Landau is the control person of Dungavel, Inc. Mr. Landau is also the president of ZDG Investments Ltd. The fair market value of the shares given to Dungavel and ZDG were expensed in the amounts of $40,000 and $236,000, respectively.

         Also in connection with the merger effective June 1, 2001, between Mobilepro and Craftclick, a significant shareholder, Dungavel, Inc. converted a $50,000 note payable plus accrued interest into 3,000,000 shares of common stock of our company. The note payable was originally issued by Mobilepro prior to the merger into the public entity. The fair market value of the issued stock was $480,000. The difference between the face value of the note and its accrued interest was expensed in the period.

         In February 2002, the President of our company loaned Mobilepro a net amount of $44,262 to pay certain creditors at 6% interest due on demand. The officer has waived interest until April 2002.

         In July 2002, we issued a total of 160,000 shares of our common stock for the forgiveness of $39,000 of advances from an officer of Mobilepro.

         We believe that each of the above referenced transactions was made on terms no less favorable to us than could have been obtained from and unaffiliated third party. Furthermore, any future transactions or loans between us and our officers, directors, principal stockholders or affiliates, and any forgiveness of such loans, will be on terms no less favorable to us than could be obtained from an unaffiliated third party, and will be approved by a majority of our directors.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "MOBL."

         The following table sets forth the range of high and low bid quotations for each calendar quarter for our common stock for 1999, 2000, 2001 and 2002.(1)(2)

                                                       BID PRICE PER SHARE
                                                --------------------------------
                                                    HIGH                 LOW
                                                -------------        -----------
       July 23, 1999 - September 1999                $3.500              $0.500
       October 1999 - December 1999                  $3.000              $1.437

       January 2000 - March 2000                     $2.656              $1.500
       April 2000 - June 2000                        $3.500              $0.875
       July 2000 - September 2000                    $1.812              $0.375
       October 2000 - December 2000                  $0.406              $0.055

       January 2001 - March 2001                     $0.150              $0.012
       April 2001 - June 2001(3)                     $1.600              $0.006
       July 2001 - September 2001                    $3.500              $0.060
       October 2001 - December 2001(4)               $4.000              $0.032

       January 2002 - March, 2002                    $4.000              $0.550
       April 2002 - June 2002                        $1.750              $0.250
       July 2002 - August 15, 2002                   $0.420              $0.250

---------------

(1) These quotations reflect high and low bid prices from the Over-the Counter Bulletin Board and the "Pink Sheets."

(2) The high and low share prices do reflect the effects of the 1-for-100 share reverse stock split, which occurred on May 8, 2001, and of the 1-for-200 share reverse stock split, which occurred on November 6, 2001.

(3)      Prices after May 9, 2001 reflect a 1 for 100 reverse stock split.


(4)      Prices after November 19, 2001 reflect a 1 for 200 reverse stock split.

         The above prices were obtained from the Over-the-Counter Bulletin and the "Pink Sheets." The quotations represent inter-company quotations, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

         As of August 20, 2002, we believe there were approximately 531 holders of record of our common stock.

         We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Mobilepro's  Articles  of  Incorporation   authorize  the  issuance  of
50,000,000 shares of common stock, with a par value of $0.001 per share, of which 19,196,935 shares are issued and outstanding as of August 15, 2002.

         Holders of shares of common stock are entitled to (one) vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

         Mobilepro does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of Mobilepro, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of Mobilepro (see preferred stock below). Holders of common stock have no preemptive rights to purchase Mobilepro's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

         Mobilepro's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, with a par value of $0.001 per share, of which 35,425 shares are issued and outstanding as of August 15, 2002. Each share of Series A Preferred Stock is convertible, without additional consideration, into one two-hundredth of a share of common stock. The holders of the Series A Preferred Stock and the holders of our common stock vote together as a single class on all matters presented for the vote of our stockholders. Each holder of Series A Preferred Stock may cast a number of votes equal to the number of shares of common stock issuable upon conversion of his Series A Preferred Stock. The preferred stock may be issued in various series and shall have preference as to dividends and to liquidation of the Corporation. The Board of Directors of Mobilepro shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock, or any series thereof. Holders of preferred stock have no cumulative voting rights.

OPTIONS

         As of August 15, 2002, we had 2,403,480 outstanding options with exercise prices ranging from $0.057 to $1.00.

DEBENTURES

         In addition, on May 31, 2002, Mobilepro issued a convertible debenture in the original principal amount of $250,000. The convertible debenture is convertible into shares of our common stock as a price equal to either 120% of the closing bid price of our common stock as of May 31, 2002, or 80% of the average of the four lowest closing bid prices of our common stock for the five trading days immediately preceding the conversion date. If such conversion had taken place on May 31, 2002, then the holder of the convertible debenture would have received 452,899 shares of our common stock. The convertible debenture accrues interest at a rate of 4% per year and is convertible at the holder's option. The convertible debenture has a term of five years. At Mobilepro's option, the convertible debenture may be paid in cash or converted into shares of our common stock on the fifth anniversary unless converted earlier by the holder.

         TRANSFER AGENT AND REGISTRAR. Interwest Transfer Company is the transfer agent and registrar for our common stock. Its address is 1981 East Murray-Holladay Road, P. O. Box 17136, Salt Lake City, Utah 84121.

                                     EXPERTS

         The financial statements as of March 31, 2002 and 2001 and for each of the two years in the period ended March 31, 2002 included in this Prospectus have been included in reliance on the report (which contains an explanatory paragraph relating to Mobilepro's ability to continue as a going concern as described in Note 4 to the 2002 financial statements and Note 2 to the 2001 financial statements) of Bagell, Josephs & Company, L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of our common stock.

                              AVAILABLE INFORMATION

         For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Statements herein concerning the contents of any contract or other document are not necessarily complete, and in each instance reference is made to such contract or other statement filed with the Securities and Exchange Commission or included as an exhibit, or otherwise, each such statement, being qualified by and subject to such reference in all respects.

         Reports, registration statements, proxy and information statements, and other information filed by us with the Securities and Exchange Commission can be inspected and copied at the public reference room maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of these materials may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Securities and Exchange Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information. You may obtain information on the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

                                 MOBILPRO CORP.
                              FINANCIAL STATEMENTS
                                     INDEX

Condensed Consolidated Balance Sheets as of June 30, 2002
  (unaudited) and March 31, 2002 (audited)                                  F-2

Condensed Consolidated Statements of Operations for the
  Three Months Ended June 30, 2002 and 2001 (unaudited) -
  with Cumulative Totals Since Inception                                    F-4

Condensed Consolidated Statements of Cash Flows for the
  Three Months Ended June 30, 2002 and 2001 (unaudited) -
  with Cumulative Totals Since Inception                                    F-5

Notes to Unaudited Condensed Consolidated Financial
  Statements                                                                F-7



Report of Independent Certified Public Accountants                          F-18

Balance Sheet as of March 31, 2002                                          F-19

Statements of Operations for the Year Ended March 31,
  2002 and for the Period July 14, 2000 (Inception)
  through March 31, 2001 - with Cumulative Totals Since
  Inception                                                                 F-21

Statements of Changes in Stockholders' Deficit for
  the Years Ended March 31, 2002 and 2001 including
  the former company Craftclick.com and the reverse
  acquisition that occurred as of June 1, 2001                              F-22

Statements of Cash Flows for the Year Ended March 31,
  2002 and the Period July 14, 2000 (Inception) through
  March 31, 2001 - with Cumulative Totals Since
  Inception                                                                 F-24

Notes to Financial Statements                                               F-26

                         MOBILPRO CORP. AND SUBSIDIARY
                           (FORMERLY CRAFTCLICK.COM)
                         (A DEVELOPMENT STAGE COMPANY)
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             JUNE 30, 2002 AND 2001

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                  JUNE 30,            MARCH 31,
                                                    2002                2002
                                                 (UNAUDITED)          (AUDITED)
                                                 -----------          ---------

CURRENT ASSETS
  Cash and cash equivalents                          $ 2,592            $ 154
  Prepaid expenses                                    57,500                -
                                                  -----------         ---------

    TOTAL CURRENT ASSETS                              60,092              154

  Fixed assets, net of depreciation                   50,821                -
                                                  -----------         ---------

TOTAL ASSETS                                       $ 110,913            $ 154
                                                  ===========         =========

   The accompanying notes are an integral part of these financial statements.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED

                 LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                   JUNE 20,       MARCH 31,
                                                                     2002            2002
                                                                 (UNAUDITED)      (AUDITED)
                                                                 -----------      ---------
LIABILITIES
Current Liabilities:
   Due to officer                                                 $ 277,617       $ 44,262
   Short-term debt                                                  187,000         75,000
   Accounts payable and accrued expenses                            708,429        187,663
                                                                 ----------     ----------
      TOTAL CURRENT LIABILITIES                                   1,173,046        306,925
                                                                 ----------     ----------
LONG-TERM DEBT                                                      350,000              -
                                                                 ----------     ----------
TOTAL LIABILITIES                                                 1,523,046        306,925
                                                                 ----------     ----------
STOCKHOLDERS' DEFICIT
   Preferred stock, $.001 par value, authorized
     5,000,000 shares, and 35,425 shares
     issued and outstanding at June 30, 2002 and March 31,
     2002, respectively                                                  35             35
   Common stock, $.001 par value, authorized 50,000,000
     shares at June 30, 2002 and March 31, 2002, and
     18,001,935 and 4,175,492 shares issued and
     outstanding, respectively                                       18,002          4,176
   Additional paid-in capital                                     3,789,091      3,596,613
   Deficit accumulated during development stage                  (5,219,261)    (3,907,595)
                                                                 ----------     ----------

      TOTAL STOCKHOLDERS' EQUITY                                 (1,412,133)      (306,771)
                                                                 ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $ 110,913          $ 154
                                                                 ==========     ==========


      The accompanying notes are an integral part of these financial statements.

                                MOBILEPRO CORP. AND SUBSIDIARY
                                (FORMERLY CRAFTCLICK.COM, INC.)
                                 (A DEVELOPMENT STAGE COMPANY)
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND 2001
                           (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                CUMULATIVE
                                                                                               TOTALS SINCE
                                                      UNAUDITED THREE    UNAUDITED THREE       INCEPTION(1)
                                                       MONTHS ENDED       MONTHS ENDED           THROUGH
                                                        JUNE 30,            JUNE 30,            JUNE 30,
                                                           2002              2001                 2002
                                                           ----              ----                 ----
OPERATING REVENUES
  Revenue                                              $        -      $   299,994             $         -

OPERATING EXPENSES
   Professional fees and compensation expenses          1,178,959          415,055               1,178,959
   Advertising and marketing expenses                       1,685              308                   1,685
   Research and development costs                           4,496           62,839                   4,496
   General and administrative expenses                     26,152           11,566               4,182,464
   Office rent and expenses                                38,437           36,566                  38,437
   Travel and meals expenses                                7,709           33,714                   7,709
   Depreciation and amortization                            4,000            3,813                   4,000
                                                       ----------         --------              ----------
       TOTAL OPERATING EXPENSES                         1,261,438          563,861               5,417,750
                                                       ----------         --------              ----------
LOSS BEFORE OTHER INCOME (EXPENSE)                     (1,261,438)        (263,867)             (5,417,750)

OTHER INCOME (EXPENSE)
   Forgiveness of debt                                                                             276,738
   Interest expense                                                                                   (469)
   Other expense                                          (50,228)               -                 (77,836)
   Interest income                                              -            1,334                      56
                                                       ----------         --------              ----------
       TOTAL OTHER INCOME (EXPENSE)                       (50,228)           1,334                 198,489
                                                       ----------         --------              ----------
NET LOSS BEFORE PROVISION FOR INCOME TAXES             (1,311,666)        (262,533)             (5,219,261)
PROVISION FOR INCOME TAXES                                      -                -                       -
                                                       ----------         --------              ----------
NET LOSS APPLICABLE TO COMMON SHARES                  $(1,311,666)       $(262,533)            $(5,219,261)
                                                       ==========         ========              ==========
NET LOSS PER BASIC AND DILUTED SHARES                     $ (0.10)         $ (0.06)                $ (0.07)
                                                       ==========         ========              ==========
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                 12,905,121        4,614,921             $ 19,367,867
                                                       ==========         ========               ==========

(1) includes operations of Neoreach, Inc. only as an operating company as a result of the merger.


     The accompanying notes are an integral part of these financial statements.

                                     MOBILEPRO CORP. AND SUBSIDIARY
                                     (FORMERLY CRAFTCLICK.COM, INC.)
                                      (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND 2001
                                (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                    CUMULATIVE
                                                                                                   TOTALS SINCE
                                                        UNAUDITED THREE     UNAUDITED THREE        INCEPTION(1)
                                                         MONTHS ENDED        MONTHS ENDED            THROUGH
                                                          JUNE 30,             JUNE 30,              JUNE 30,
                                                             2002               2001                   2002
                                                             ----               ----                   ----

CASH FLOW FROM OPERATING ACTIVITIES
   Net loss                                                  $ (1,311,666)    $(262,533)           $  (5,219,261)
                                                             ------------     ---------            ------------
   ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
     USED IN OPERATING ACTIVITIES:
     Forgiveness of debt                                                -             -                 (276,738)
     Depreciation                                                   4,000         3,813                    4,000
     Common stock issued for services                             835,047             -                4,056,706

  CHANGES IN ASSETS AND LIABILITIES
     (Increase) in accounts receivable                                  -             -                        -
     (Increase) in inventory                                            -             -                        -
     Increase in prepaid expenses and other assets                (57,500)       (5,678)                 (57,500)
     Increase (decrease) in accounts payable and
       and accrued expenses                                       (62,798)       52,069                  460,938
                                                             ------------     ---------            ------------
     Total adjustments                                            718,749        50,204                4,187,406
                                                             ------------     ---------             ------------
     NET CASH (USED IN) OPERATING ACTIVITIES                     (592,917)     (212,329)              (1,031,855)
                                                             ------------     ---------             ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Increase in amounts due to related parties                     233,355             -                  233,355
   Acquisitions of fixed assets                                         -        (2,502)                       -
                                                             ------------     ---------             ------------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         233,355        (2,502)                 233,355
                                                             ------------     ---------             ------------





               The accompanying notes are an integral part of these financial statements.

                                 MOBILEPRO CORP. AND SUBSIDIARY
                                 (FORMERLY CRAFTCLICK.COM, INC.)
                                  (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                        FOR THE THREE MONTHS ENDED JUNE 30, 2002 AND 2001
                            (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                   TOTALS SINCE
                                                        UNAUDITED THREE     UNAUDITED THREE        INCEPTION(1)
                                                         MONTHS ENDED        MONTHS ENDED            THROUGH
                                                          JUNE 30,             JUNE 30,              JUNE 30,
                                                             2002               2001                   2002
                                                             ----               ----                   ----





CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from common stock issuances                      $ -             $214,399                     $ 100
    Proceeds from borrowings, net                               -                    -                   394,730
    Change in officer loan, net                                 -                    -                    44,262
    Net proceeds from issuance of notes payable           362,000                  432                   362,000
                                                         --------             --------               -----------
       NET CASH PROVIDED BY FINANCING ACTIVITIES          362,000              214,831                   801,092
                                                         --------             --------               -----------
NET INCREASE IN
    CASH AND CASH EQUIVALENTS                               2,438                    -                     2,592

CASH AND CASH EQUIVALENTS -
    BEGINNING OF PERIOD                                       154                    -                       154
                                                         --------             --------               -----------
CASH AND CASH EQUIVALENTS - END OF PERIOD                 $ 2,592                  $ -                   $ 2,746
                                                         ========             ========               ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:
    Issuance of common stock for:

       Services                                          $835,047            $      -                $ 4,056,706
                                                         ========            ========                ===========


-------------------------
(1) includes operations of Neoreach, Inc. only, as an operating company.

           The accompanying notes are an integral part of these financial statements.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2002 AND 2001 (UNAUDITED)


 NOTE 1 -         ORGANIZATION AND BASIS OF PRESENTATION

                  The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company's annual financial statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggest that these condensed consolidated financial statements be read in conjunction with the March 31, 2002 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

                  These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations and cash flows for the periods presented.

                  Mobilepro Corp formerly Craftclick.com, Inc. was incorporated under the laws of the State of California in January 1999, as BuyIt.com, Inc. ("BuyIt"). From inception through March 31, 1999, the Company engaged in preliminary activities related to the set up of an Internet auction business. On April 16, 1999, the Company entered into an Agreement and Plan of Reorganization ("Plan") with Tecon, Inc. ("Tecon"), a Utah Corporation, wherein all of the outstanding shares and subscriptions of BuyIt were exchanged for 8,500,000 shares (for the outstanding shares of common stock of Tecon, and 245,997 shares (for the outstanding subscriptions) of common stock of Tecon. At the conclusion of all the transactions contemplated in the Plan, BuyIt shareholders and subscribers owned 8,745,997 shares of total outstanding shares of 12,179,249, or 71.9%, The survivor in the aforementioned combination was Tecon. However, the name of the surviving company was changed to BuyIt.com, Inc., simultaneously with the Plan. The combination of these two entities had been accounted for as a purchase. The Company changed its name to Craftclick.com, Inc., on January 4, 2000, as a result of changing its business strategy and focus-which was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. However, the Company disposed of substantially all assets in February of 2001 when secured creditors foreclosed on loans to the Company.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 1 -          ORGANIZATION AND BASIS OF PRESENTATION  (CONTINUED)

                  In April 2001, Craftclick.com, Inc. reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was reverse split on the basis of 1 new share for every 100 shares outstanding.

                  On June 6, 2001, Craftclick.com, Inc. merged with Mobilepro Corp a Delaware corporation as of June 1, 2001. Under the merger agreement, Mobilepro Corp merged into Craftclick.com, Inc. with Craftclick being the surviving corporation and the Certificate of Incorporation and By Laws of Craftclick being the constituent documents of the surviving corporation.

                  In July 2001, the Company changed its name to Mobilepro Corp. On March 21, 2002, NeoReach, Inc., a Delaware Company, and Mobilepro Corp entered into the above Agreement and Plan of Merger. NeoReach, Inc. is a development stage company designing state of the art modem solutions to support third generation (3G) wireless communications systems. On April 23, 2002 the Company consummated the purchase of its wholly-owned subsidiary NeoReach, Inc. Mobilepro Corp exchanged 12,352,129 shares of its common stock for this purchase.

NOTE 2 -          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  PRINCIPLES OF CONSOLIDATION

                  The condensed consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

                  DEVELOPMENT STAGE COMPANY

                  Mobilepro Corp is a development stage company. The Company since April 23, 2002 devotes substantially all of its efforts to researching and developing technology for the third generation wireless waves. Before the acquisition of NeoReach, Inc., Mobilepro Corp focused on the integration and marketing of complete mobile information solutions to the business market through strategic partnership with established firms already delivering information technology consulting, wireless service and vertical market application products and services.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  USE OF ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  REVENUE RECOGNITION

                  Revenue is recognized when earned. For products which the Company sells, revenue is recognized when products are shipped. Customer payments for sales are charged to pre-approved/authorized credit cards. Thus, the sale is not recorded and product not shipped unless collection is determined to be certain. The Company records accounts receivable for the sale proceeds during the period of time between shipping and when cash is posted in the bank.

                  CASH AND CASH EQUIVALENTS

                  The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

                  The Company maintains cash and cash equivalent balances at several financial institutions which are insured by the Federal Deposit Insurance Corporation up to $100,000.

                  INCOME TAXES

                  Effective July 14, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement
                  requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of June 30, 2002 is $0 due to the valuation allowance established as described in Note 3.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying amounts reported in the balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                  ADVERTISING COSTS

                  The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were approximately $1,685 and $308 for the three months ended June 30, 2002 and 2001, respectively.

                  FURNITURE AND EQUIPMENT

                  Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                  When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments. Furniture and equipment consist of the following at June 30, 2002:

                  Office Furniture and Computer Equipment           3 to 5 Years

                  There  was  $4,000  and  $3,813   charged  to  operations  for
                  depreciation expense for the three months ended June 30, 2002 and 2001, respectively.


                  EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                  Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  EARNINGS (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)


                  The following is a reconciliation of the computation for basic and diluted EPS:

                                                                    June 30,            June 30,
                                                                      2002                2001
                                                                ------------------   ---------------
                  Net loss                                            $(1,311,666)        $(262,533)

                  Weighted-average common shares outstanding
                    Basic                                              12,905,121         4,614,921

                  Weighted-average common stock equivalents:
                    Stock options                                               -                 -
                    Warrants                                                    -                 -

                  Weighted-average common shares outstanding
                  (Diluted)                                            12,905,121         4,614,921
                                                                ==================   ===============

                  Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS because inclusion would have been antidilutive.

                  RECLASSIFICATIONS

                  Certain amounts for the three months ended June 30, 2001 have been reclassified to conform with the presentation of the June 30, 2002 amounts. The reclassifications have no effect on net income for the three months ended June 30, 2001.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  RECENT ACCOUNTING PRONOUNCEMENTS

                  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND
                  HEDGING  ACTIVITIES".  SFAS  No.  133  requires  companies  to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES - DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES". SFAS No. 133 as amended by SFAS No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                  Historically, we have not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, we do not expect adoption of the new standard to have a material effect on our consolidated financial statements.

                  In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS." SAB 101 provides guidance for revenue recognition under certain circumstances, and is effective during the first quarter of fiscal year 2001. SAB 101 is not expected to have a material effect on our consolidated results of operations, financial position and cash flows.

                  On March 16, 2000, the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but sites SEC Staff Accounting Bulletin 101. EITF 99-19 does not affect our consolidated financial statements.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 2-       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants, the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect our consolidated financial statements.

                  In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. This statement does not affect our consolidated financial statements.

NOTE 3-  GOING CONCERN

                  As shown in the accompanying condensed consolidated financial statements the Company has sustained substantial net operating losses for the year ended March 31, 2002 and the period June 30, 2002 and periods prior. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

                  Management has received a commitment from Cornell Capital Partners, L.P. to provide the Company with up to $10 million in financing under certain conditions.

                  Additionally, the Company is anticipating that the above financing commitment will be sufficient enough to implement NeoReach, Inc. its subsidiary's Plan.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 4-  STOCKHOLDERS DEFICIT (CONTINUED)

                  The following details the stock transactions for the period April 1, 2002 through June 30, 2002.

                  COMMON STOCK


                  On May 31, 2002, the Company issued 690,000 shares for banking consulting fees at a value of $317,400 ($.46 per share) the Company's fair value of the stock at that time.

                  On April 23, 2002, the Company issued 12,352,129 shares in the exchange with its newly owned subsidiary Neoreach, Inc. at par value $.001.

                  On June 10, 2002, the Company issued 784,314 shares of common stock for consulting services valued at 517,647 ($.66 per share).


NOTE 5-           PATENTS

                  NeoReach, Inc. in April 2002 received notice that two of the five filed patent applications relating to its technology innovations have been allowed by the U.S. Patent and Trademark Office and the review process for the other three are still under way.

                  The first patent involves intellectual property that can enhance the performance of conventional smart antenna processing technology if used for 3G wireless communications. Using the Neoreach proprietary approach, wireless network operators will be able to provide 3G networks in which subscribers will experience less interference and more stable connections as they move around while using their handsets or personal digital assistants (PDA's).

                  The second patent delivers automatic low-cost improvements to the smart antenna processing technology. Using this NeoReach invention, 3G network operators will be able to automatically eliminate potential distortions throughout their full network without having to conduct individual, time-consuming phase calibration of each separate communication channel.

                          MOBILEPRO CORP AND SUBSIDIARY
                            (FORMERLY CRAFTCLICK.COM)
                          (A DEVELOPMENT STAGE COMPANY)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                       JUNE 30, 2002 AND 2001 (UNAUDITED)

NOTE 6-           COMMITTMENTS

                  In April 2002, NeoReach, Inc. established a technology alliance with Prime Circuits, Inc. Prime Circuits is a privately-held semiconductor developer based in Greenbelt, MD that specializes in ultra small, ultra low power analog, digital and hybrid chipsets. Prime Circuits' technology is currently in use in a number of NASA applications at Goddard Space Flight Center.

                  As part of the alliance, NeoReach will gain access to technical knowledge, personnel and low power semiconductor technology that NeoReach believes will greatly expand its digital modem suite. This solution targets the consumer handsets and network transmission base stations to support 3G communications.

                  On May 10, 2002 the Company announced that Arne Dunhem was appointed the Chairman, President and CEO of Mobilepro Corp. Mr. Dunhem has over 28 years of experience in the growth of high technology companies, especially in the telecommunications field.

                  On May 31, 2002, the Company entered into an equity line of credit arrangement with Cornell Capital Partners, L.P. The equity line provides generally, that Cornell will purchase up to $10 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company's discretion.

                  There are certain conditions applicable to the Company's ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company's adherence with certain covenants.

                  The Company on May 31, 2002, entered into a Securities Purchase Agreement with cerain investors pursuant to which the Company issued and sold $250,000 of convertible debentures. The debentures accrue interest at the rate of four percent (4%) per year. Holders of the debentures have certain registration rights with respect to the resale of shares of common stock received upon any conversion of the debentures.

                                 MOBILPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                         YEAR ENDED MARCH 31, 2002 AND
                        PERIOD JULY 14, 2000 (INCEPTION)
                             THROUGH MARCH 31, 2001

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                          YEAR ENDED MARCH 31, 2002 AND
             PERIOD JULY 14, 2000 (INCEPTION) THROUGH MARCH 31, 2001



                          INDEX TO FINANCIAL STATEMENTS



                                                                         PAGE(S)
AUDITED FINANCIAL STATEMENTS

     Report of Independent Certified Public Accountants                     F-18

     Balance Sheet as of  March 31, 2002                                    F-19

     Statements of Operations for the year ended March 31,
        2002 and for the period July 14, 2000 (Inception)
        through March 31, 2001 with Cumulative Totals Since
        Inception                                                           F-21

     Statements of Changes in Stockholders' Deficit for the
        years ended March 31, 2002 and 2001 including the
        former company Craftclick.com, Inc. and the reverse
        acquisition that occurred as of June 1, 2001.                       F-22

     Statements of Cash Flows for the year ended March 31,
        2002 and the period July 14, 2000 (Inception) through
        March 31, 2001 with Cumulative Totals Since Inception               F-24

     Notes to Financial Statements                                          F-26

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Mobilepro Corp
Rockville, Maryland

We have audited the accompanying balance sheet of Mobilepro Corp.(formerly Craftclick.Com, Inc.) (A Development Stage Company) (the "Company") as of March 31, 2002 and the related statements of operations, changes in stockholders' (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements for the year ended March 31, 2002 has been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has raised certain issues that lead to substantial doubt about its ability to continue as a going concern. The Company does not have any revenue generating activities and has substantial operating deficits. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mobilepro Corp (A Development Stage Company) as of March 31, 2002 and the results of its operations and their cash flows for the year then ended.in conformity with accounting principles generally accepted in the United States of America.

The statement of operations, changes in stockholders' (deficit) and cash flows for the period July 14, 2000 (Inception) through March 31, 2001 were audited by Mantyla McReynolds and Associates. Mantyla McReynolds and Associates issued an unqualified opinion on those financial statements dated July 20, 2001.

BAGELL, JOSEPHS & COMPANY, L.L.C.
BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbbsboro, New Jersey
July 10, 2002

                                 MOBILPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 MARCH 31, 2002


                                     ASSETS

CURRENT ASSET
   Cash                                                             $ 154
                                                                    -----


TOTAL ASSET                                                         $ 154
                                                                    =====




















   The accompanying notes are an integral part of these financial statements.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 MARCH 31, 2002

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
   Due to officer                                                  $ 44,262
   Short-term debt                                                   75,000
   Accounts payable and accrued expenses                            187,663
                                                                 ----------

               TOTAL LIABILITIES                                    306,925
                                                                 ----------

STOCKHOLDERS' DEFICIT
   Preferred stock, $.001 par value, authorized
     5,000,000 shares, and 35,425 shares
     issued and outstanding                                              35
   Common stock, $.001 par value, authorized 50,000,000
     shares, and 4,175,492 shares issued and outstanding              4,176
   Additional paid-in capital                                     3,596,613
   Deficit accumulated during development stage                  (3,907,595)
                                                                 ----------

               TOTAL STOCKHOLDERS' DEFICIT                         (306,771)
                                                                 ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $ 154
                                                                 ==========













   The accompanying notes are an integral part of these financial statements.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED MARCH 31, 2002 AND PERIOD
                JULY 14, 2000 (INCEPTION) THROUGH MARCH 31, 2001
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                           CUMULATIVE
                                                                                          TOTALS SINCE
                                                  2002                  2001                INCEPTION
                                                  ----                  ----                ---------
REVENUES                                                  $ -                   $ -                   $ -

COST OF SALES                                               -                     -                     -
                                                   ----------            ----------            ----------
GROSS PROFIT                                                -                     -                     -

GENERAL AND ADMINISTRATIVE EXPENSES                 3,147,119             1,009,193             4,156,312
                                                   ----------            ----------            ----------
LOSS BEFORE OTHER INCOME                           (3,147,119)           (1,009,193)           (4,156,312)

OTHER INCOME (EXPENSES)
   Interest income                                         56                     -                    56
   Forgiveness of debt                                276,738                     -               276,738
   Other expense                                      (27,608)                    -               (27,608)
   Interest expense                                      (469)                    -                  (469)
                                                   ----------            ----------            ----------
               TOTAL OTHER INCOME (EXPENSES)          248,717                     -               248,717

NET LOSS BEFORE PROVISION
FOR INCOME TAXES                                   (2,898,402)           (1,009,193)           (3,907,595)
   Provision for income taxes                               -                     -                     -
                                                   ----------            ----------            ----------
NET LOSS APPLICABLE TO COMMON SHARES              $(2,898,402)          $(1,009,193)           (3,907,595)
                                                   ==========            ==========            ==========
NET LOSS PER BASIC AND DILUTED SHARES                 $ (0.44)              $ (0.11)              $ (0.60)
                                                   ==========            ==========            ==========
WEIGHTED AVERAGE SHARES OUTSTANDING                 6,462,746             8,750,000 *           6,462,746
                                                   ==========            ==========            ==========

*After reorganization.


   The accompanying notes are an integral part of these financial statements.

                                                           MOBILEPRO CORP
                                                   (FORMERLY CRAFTCLICK.COM, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENTS IN CHANGES OF STOCKHOLDERS' DEFICIT
                                       FOR THE YEARS ENDED MARCH 31, 2002 AND 2001 INCLUDING
                THE FORMER COMPANY CRAFTCLICK.COM, INC. AND THE REVERSE ACQUISITION THAT OCCURRED AS OF JUNE 1, 2001
                                                                                                  ADDITIONAL               NET
                                                 COMMON STOCK      PREFERRED STOCK        PAID-IN     ACCUMULATED      STOCKHOLDERS'
CRAFTCLICK.COM, INC. ACTIVITY:               SHARES       AMOUNT   SHARES    AMOUNT       CAPITAL       DEFICIT          DEFICIT
------------------------------               ------       ------   ------    ------       -------       -------          -------
BALANCE - MARCH 31, 2000                    16,931,444    16,931   101,000      101      5,354,232     (2,848,780)      2,522,484

Issued preferred shares under PPM
April-June, 2000                                                    38,000       38        379,962              -         380,000

Issued common and preferred shares for
debt, December 31, 2000                     25,000,000    25,000     1,000        1         84,999              -         110,000

Issued common shares for assets/acquired
companies                                      430,000       430         -        -        322,070              -         322,500

Options granted for Note Receivable          1,903,574     1,904         -        -        473,096              -         475,000

Issued stock for investment                    500,000       500         -        -        499,500              -         500,000

Issued stock for services                    4,040,000     4,040         -        -      1,280,883              -       1,284,923

Net loss for year ended March 31, 2001               -         -         -        -              -     (5,630,700)     (5,630,700)
                                          ------------- --------- ---------  -------  -------------  -------------   -------------
BALANCE - MARCH 31, 2001                    48,805,018    48,805   140,000      140      8,394,742     (8,479,480)        (35,793)

Stock issued in conversion of preferred
  stock into common stock                    6,877,678     6,878  (104,622)    (105)        (6,773)             -               -

Consolidation of shares due to corporate
   change in domicile                      (55,125,493)  (55,125)        -        -         55,125              -               -

Issuance of common stock as part of
   Craftclick acquisition of Mobilepro       8,750,000     8,750         -        -         (8,750)             -               -

Net loss Craftclick for April 1, 2001 to
   May 31, 2001                                      -         -         -        -              -           (377)           (377)


                             The accompanying notes are an integral part of these financial statements.

                                                           MOBILEPRO CORP
                                                   (FORMERLY CRAFTCLICK.COM, INC.)
                                                    (A DEVELOPMENT STAGE COMPANY)
                                     STATEMENTS IN CHANGES OF STOCKHOLDERS' DEFICIT (CONTINUED)
                                        FOR THE YEARS ENDED MARCH 31, 2002 AND 2001 INCLUDING
                THE FORMER COMPANY CRAFTCLICK.COM, INC. AND THE REVERSE ACQUISITION THAT OCCURRED AS OF JUNE 1, 2001
                                                                                          ADDITIONAL                       NET
                                              COMMON STOCK          PREFERRED STOCK        PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                          SHARES        AMOUNT      SHARES    AMOUNT       CAPITAL        DEFICIT         DEFICIT
                                          ------        ------      ------    ------       -------        -------         -------
MOBILEPRO CORP ACTIVITY:
Recapitalization due to merger
  - Craftclick                                   -            -         -         -      (8,479,857)      8,479,857              -

Recapitalization due to merger
  - Mobilepro                                    -            -        47         -       1,009,194      (1,009,194)             -

Issuance of shares to cover
  convertible debt                       3,000,000        3,000         -         -         477,000               -        480,000

Issuance of common stock for
  services and salaries                  2,600,000        2,600         -         -         413,400               -        416,000

Issuance of common stock for services    1,500,000        1,500         -         -         246,000               -        247,500

Issuance of common stock for warrants      330,000          330         -         -         577,170               -        577,500

Issuance of common stock for services       25,000           25         -         -           1,225               -          1,250

Reverse stock split                    (16,677,711)     (16,678)        -         -          16,678               -              -

Issuance of common stock for services    3,000,000        3,000         -         -         237,000               -        240,000

Issuance of common stock for services      106,000          106         -         -         111,194               -        111,300

Conversion of debt for issuance of
   common shares                            25,000           25         -         -          26,225               -         26,250

Issuance of common stock for services      960,000          960         -         -         527,040               -        528,000

Net loss for the year                            -            -         -         -               -      (2,898,401)    (2,898,401)
                                        -----------  -----------  --------  --------  --------------  ---------------  -------------
BALANCE MARCH 31, 2002                   4,175,492      $ 4,176    35,425      $ 35     $ 3,596,613    $ (3,907,595)    $ (306,771)
                                        ===========  ===========  ========  ========  ==============  ===============  =============


                             The accompanying notes are an integral part of these financial statements.

                                                MOBILEPRO CORP
                                        (FORMERLY CRAFTCLICK.COM, INC.)
                                         (A DEVELOPMENT STAGE COMPANY)
                                           STATEMENTS OF CASH FLOWS
                                 FOR THE YEAR ENDED MARCH 31, 2002 AND PERIOD
                               JULY 14, 2000 (INCEPTION) THROUGH MARCH 31, 2001
                                   (WITH CUMULATIVE TOTALS SINCE INCEPTION)
                                                                                                    CUMULATIVE
                                                                                                   TOTALS SINCE
                                                                      2002            2001          INCEPTION
                                                                      ----            ----          ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                        $(2,898,402)    $(1,009,193)    $(3,907,595)
                                                                   -----------     -----------     -----------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
(USED IN) OPERATING ACTIVITIES:
   Forgiveness of debt                                                (276,738)              -        (276,738)
   Increase in accounts payable                                        158,435         365,301         523,736
   Issued common stock for services, compensation and
      conversion of debt                                             2,627,800         593,859       3,221,659
                                                                   -----------     -----------     -----------
               NET CASH USED IN OPERATING ACTIVITIES                  (388,905)        (50,033)       (438,938)
                                                                   -----------     -----------     -----------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
   Issued stock for cash                                                     -             100             100
   Proceeds from borrowings, net                                       344,730          50,000         394,730
   Change in officer loan, net                                          44,262               -          44,262
                                                                   -----------     -----------     -----------
               NET CASH PROVIDED BY FINANCING ACTIVITIES               388,992          50,100         439,092
                                                                   -----------     -----------     -----------

NET INCREASE IN CASH                                                        87              67             154

CASH BALANCE - BEGINNING OF YEAR (PERIOD)                                   67               -               -
                                                                   -----------     -----------     -----------
CASH BALANCE - END OF YEAR                                               $ 154            $ 67           $ 154
                                                                   ===========     ===========     ===========


                  The accompanying notes are an integral part of these financial statements.

                                    MOBILEPRO CORP
                            (FORMERLY CRAFTCLICK.COM, INC.)
                             (A DEVELOPMENT STAGE COMPANY)
                         STATEMENTS OF CASH FLOWS (CONTINUED)
                     FOR THE YEAR ENDED MARCH 31, 2002 AND PERIOD
                   JULY 14, 2000 (INCEPTION) THROUGH MARCH 31, 2001
                       (WITH CUMULATIVE TOTALS SINCE INCEPTION)



                                                                            CUMULATIVE
                                                                           TOTALS SINCE
                                                2002          2001           INCEPTION
                                                ----          ----           ---------
SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
   Issued common shares for services,
   compensation and  conversion of debt.      $2,627,800     $ 593,859       $3,221,659
                                              ==========     =========       ==========














      The accompanying notes are an integral part of these financial statements.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2002 AND 2001


NOTE 1-  ORGANIZATION

                  Mobilepro Corp formerly Craftclick.com, Inc. was incorporated under the laws of the State of California in January 1999, as BuyIt.com, Inc. ("BuyIt"). From inception through March 31, 1999, the Company engaged in preliminary activities related to the set up of an Internet auction business. On April 16, 1999, the Company entered into an Agreement and Plan of Reorganization ("Plan") with Tecon, Inc. ("Tecon"), a Utah Corporation, wherein all of the outstanding shares and subscriptions of BuyIt were exchanged for 8,500,000 shares (for the outstanding shares of common stock of Tecon, and 245,997 shares (for the outstanding subscriptions) of common stock of Tecon. At the conclusion of all the transactions contemplated in the Plan, BuyIt shareholders and subscribers owned 8,745,997 shares of total outstanding shares of 12,179,249, or 71.9%, The survivor in the aforementioned combination was Tecon. However, the name of the surviving company was changed to BuyIt.com, Inc., simultaneously with the Plan. The combination of these two entities had been accounted for as a purchase. The Company changed its name to Craftclick.com, Inc., on January 4, 2000, as a result of changing its business strategy and focus-which was to become the premier destination for buyers and sellers of arts and crafts products and supplies through the use of Internet websites. However, the Company disposed of substantially all assets in February of 2001 when secured creditors foreclosed on loans to the Company.

                  In April 2001, Craftclick.com, Inc. reorganized pursuant to a Plan of Merger wherein its domicile was changed from Utah to Delaware, and the common stock was reverse split on the basis of 1 new share for every 100 shares outstanding.

                  On June 6, 2001, Craftclick.com, Inc. merged with Mobilepro Corp a Delaware corporation as of June 1, 2001. Under the merger agreement, Mobilepro Corp merged into Craftclick.com, Inc. with Craftclick being the surviving corporation and the Certificate of Incorporation and By Laws of Craftclick being the constituent documents of the surviving corporation.

                  In July 2001, the Company changed its name to Mobilepro Corp. On March 21, 2002 NeoReach, Inc. a Delaware company and Mobilepro entered into an Agreement and Plan of Merger pursuant to which NeoReach, Inc. would become a wholly-owned subsidiary of Mobilepro. The shares were exchanged on April 23, 2002 and the transaction was consummated. NeoReach, Inc. Is a development stage company designing state of the art modem solutions to support third generation (3G) wireless communication systems.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The following summarizes the e significant accounting policies:

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  DEVELOPMENT STAGE COMPANY

                  Mobilepro Corp is a development stage company. The Company since April 23, 2002 devotes substantially all of its efforts to researching and developing technology for the third generation wireless waves. Before the acquisition of NeoReach, Inc., Mobilepro Corp focused on the integration and marketing of complete mobile information solutions to the business market through strategic partnership with established firms already delivering information technology consulting, wireless service and vertical market application products and services.

                  USE OF ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CASH AND CASH EQUIVALENTS

                  The Company considers all highly liquid debt instruments and other short- term investments with an initial maturity of three months or less to be cash or cash equivalents.

                  REVENUE RECOGNITION

                  Revenue is recognized when earned. For products which the Company sells, revenue is recognized when products are shipped. Customer payments for sales are charged to pre-approved/authorized credit cards. Thus, the sale is not recorded and product not shipped unless collection is determined to be certain. The Company records accounts receivable for the sale proceeds during the period of time between shipping and when cash is posted in the bank.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  INCOME TAXES

                  Effective July 14, 2000, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (the Statement), Accounting for Income Taxes. The Statement
                  requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of March 31, 2002 is $0 due to the valuation allowance established as described in Note 3.

                  FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The carrying amounts reported in the balance sheet for cash and cash equivalents, and accounts payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

                  ADVERTISING COSTS

                  The Company expenses the costs associated with advertising as incurred. Advertising and promotional expenses were approximately $250,000 and $-0- for the year ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001, respectively.

                  FURNITURE AND EQUIPMENT

                  Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                  When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments. There was no depreciation expense for the year ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 2-           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  EARNINGS (LOSS) PER SHARE OF COMMON STOCK

                  Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

                  The following is a reconciliation of the computation for basic and diluted EPS:

                                                     MARCH 31,       MARCH 31,
                                                       2002            2001
                                                    -----------     -----------

               Net loss                              $(2,898,402)   $(1,009,193)

               Weighted-average common shares
               Outstanding (Basic)                     6,462,746      8,750,000

               Weighted-average common stock
               Equivalents
                    Stock options                              -              -
                    Warrants                                   -              -

               Weighted-average common shares
               Outstanding (Diluted)                   6,462,746      8,750,000

                  Options and warrants outstanding to purchase stock were not included in the computation of diluted EPS for March 31, 2002 and 2001 because inclusion would have been antidilutive.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001



NOTE 3-  PROVISION FOR INCOME TAXES

                  The Company did not provide for income taxes in the years ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001. Additionally, the Company established a valuation allowance equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

                  At March 31, 2002 and 2001, the deferred tax assets consists of the following:

                                                  2002               2001
                                            ----------------   ----------------

          Deferred taxes due to net
          operating loss carryforwards          $ 1,563,018          $ 403,677

          Less:  Valuation allowance             (1,563,018)          (403,677)
                                            ----------------   ----------------

          Net deferred tax asset                        $ -                $ -
                                            ================   ================

NOTE 4-  GOING CONCERN

                  As shown in the accompanying financial statements the Company has sustained substantial net operating losses for the year ended March 31, 2002 and the period July 14, 2000 (Inception) through March 31, 2001. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations.

                  Management has received a commitment from Cornell Capital Partners, L.P. to provide the Company with up to $10 million in financing under certain conditions (See Note 8).

                  Additionally, the Company is anticipating that the above financing commitment will be sufficient enough to implement NeoReach, Inc. its subsidiary's Plan.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001



NOTE 5-  STOCKHOLDERS' DEFICIT

                  The beginning balances reflected as of March 31, 2000 through June 1, 2001 are those of the former company (registrant) Craftclick.com, Inc. On June 6, 2001 Craftclick.com, Inc. and Mobilepro Corp merged under a reverse merger as of June 1, 2001. Upon that merger the stockholders' equity of Mobilepro Corp (a former private company) under a recapitalization, became that equity of the the public entity. Upon the recapitalization, 8,750,000 shares were issued to the former Craftclick.com, Inc.'s stockholders.

                  Additionally from June 1, 2001 to March 31, 2002 the Company issued 8,216,000 shares for services valued at fair market value. There were 3,025,000 shares issued for conversion of debt. Finally, 330,000 shares were issued because of a special warrant.

                  The  following  details  the  stock   transactions  after  the
                  recapitalization.

                  COMMON STOCK

                  On June 1, 2001, the Company issued 3,000,000 shares in a conversion of debt. The issuance of shares were valued at $480,000 (16 cents per share), the fair value of the Company's stock at that time.

                  On June 1, 2001, the Company issued 2,600,000 shares for services and compensation at a value of $416,000 (16 cents per share), the fair value of the Company's stock at that time.

                  On August 1, 2001, the Company issued 330,000 shares that were the result of the exercising of warrants. The value of $577,500 ($1.75 per share) was the fair value of the Company's stock at that time.

                  On September 6, 2001, the Company issued 1,500,000 shares for services at a value of $247,500 (16.5 cents per share), the fair value of the Company's stock at that time.

                  On October 26, 2001, the Company issued 25,000 shares for services at a value of $1,250 (5 cents per share), the fair value of the Company's stock at that time.

                  On November 19, 2001, the Company had a 1 for 200 reverse stock split which effectively reduced their issued and outstanding shares 16,677,711. Additionally, on that date the Company issued 3,000,000 shares for services in conjunction with an Investors Rights Agreement at a value of $240,000 (8 cents per share), the fair value of the Company's stock at that time.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001



NOTE 5-  STOCKHOLDERS' DEFICIT (CONTINUED)

                  On February 15, 2002, the Company issued 106,000 shares for services at a value of $111,300 ($1.05 per share), the fair value of the Company's stock at that time.

                  On February 19, 2002, the Company issued 25,000 shares in conversion of a note payable at a value of $26,250 ($1.05 per share), the fair value of the Company's stock at that time.

                  On March 18, 2002, the Company issued 960,000 shares for services. These shares were issued at 55 cents per share ($528,000) based on a Board Resolution on March 6, 2002.

NOTE 6-  LONG-TERM DEBT

                  In February, 2002, as part of the Company's President's private purchase of stock, the Company entered into two (2) promissory notes of $37,500 each ($75,000 total) with the seller and a related entity to the seller. These notes are due September 1, 2002 at an annual rate of interest on the notes of 5%. Should the Company fail to pay the notes on the due date, interest will be charged at 15%. Interest expense for 2002 was $469.

NOTE 7-           DUE TO OFFICER

                  The President of Mobilepro Corp loaned the Company, net $44,262 in February 2002 to pay certain creditors at 6% interest due on demand. The officer has waived interest until April 2002.


NOTE 8-           SUBSEQUENT EVENTS

                  On April 23, 2002 the Company consummated the purchase of its wholly-owned subsidiary NeoReach, Inc. On March 21, 2002, NeoReach, Inc., a Delaware Company, and Mobilepro Corp entered into the above Agreement and Plan of Merger. NeoReach, Inc. is a development stage company designing state of the art modem solutions to support third generation (3G) wireless communications systems. Mobilepro Corp exchanged 12,352,129 shares of its common stock for this purchase.

                  NeoReach, Inc. in April 2002 received notice that two of the five filed patent applications relating to its technology innovations have been allowed by the U.S. Patent and Trademark Office and the review process for the other three are still under way.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001




NOTE 8-           SUBSEQUENT EVENTS (CONTINUED)

                  The first patent involves intellectual property that can enhance the performance of conventional smart antenna processing technology if used for 3G wireless communications. Using the Neoreach proprietary approach, wireless network operators will be able to provide 3G networks in which subscribers will experience less interference and more stable connections as they move around while using their handsets or personal digital assistants (PDA's).

                  The second patent delivers automatic low-cost improvements to the smart antenna processing technology. Using this NeoReach invention, 3G network operators will be able to automatically eliminate potential distortions throughout their full network without having to conduct individual, time-consuming phase calibration of each separate communication channel.

                  In April 2002, NeoReach, Inc. established a technology alliance with Prime Circuits, Inc. Prime Circuits is a privately-held semiconductor developer based in Greenbelt, MD that specializes in ultra small, ultra low power analog, digital and hybrid chipsets. Prime Circuits' technology is currently in use in a number of NASA applications at Goddard Space Flight Center.

                  As part of the alliance, NeoReach will gain access to technical knowledge, personnel and low power semiconductor technology that NeoReach believes will greatly expand its digital modem suite. This solution targets the consumer handsets and network transmission base stations to support 3G communications.

                  On May 10, 2002 the Company announced that Arne Dunhem was appointed the Chairman, President and CEO of Mobilepro Corp. Mr. Dunhem has over 28 years of experience in the growth of high technology companies, especially in the telecommunications field.

                  On May 31, 2002, the Company entered into an equity line of credit arrangement with Cornell Capital Partners, L.P. The equity line provides generally, that Cornell will purchase up to $10 million of common stock over a two-year period, with the time and amount of such purchases, if any, at the Company's discretion.

                  There are certain conditions applicable to the Company's ability to draw down on the equity line including the filing and effectiveness of a registration statement registering the resale of all shares of common stock that may be issued to Cornell under the equity line and the Company's adherence with certain covenants.

                                 MOBILEPRO CORP
                         (FORMERLY CRAFTCLICK.COM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                             MARCH 31, 2002 AND 2001


NOTE 8-           SUBSEQUENT EVENTS (CONTINUED)

                  The Company on May 31, 2002, entered into a Securities Purchase Agreement with cetain investors pursuant to which the Company issued and sold $250,000 of convertible debentures. The debentures accrue interest at the rate of four percent (4%) per year. Holders of the debentures have certain registration rights with respect to the resale of shares of common stock received upon any conversion of the debentures.


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON
TO PROVIDE ANY INFORMATION OR MAKE ANY  REPRESENTATIONS  ABOUT
MOBILEPRO  CORP.  EXCEPT THE  INFORMATION  OR  REPRESENTATIONS
CONTAINED  IN THIS  PROSPECTUS.  YOU  SHOULD  NOT  RELY ON ANY
ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                   -----------------------

This  prospectus  does not  constitute  an offer to sell, or a                  ----------------------
solicitation of an offer to buy any securities:
                                                                                      PROSPECTUS
     o   except the common stock offered by this prospectus;
                                                                                ----------------------
     o   in  any   jurisdiction   in   which   the   offer  or
         solicitation is not authorized;

     o   in  any  jurisdiction   where  the  dealer  or  other            27,514,557 Shares of Common Stock
         salesperson  is not  qualified  to make the  offer or
         solicitation;

     o   to any  person  to whom it is  unlawful  to make  the                      MOBILEPRO CORP.
         offer or solicitation; or

     o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

     o   there  have  been  no  changes  in  the   affairs  of                  ____________ __, 2002
         Mobilepro Corp. after the date of this prospectus; or

     o the information contained in this prospectus is correct after the date of this prospectus.

                   -----------------------

Until __________, 2002, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.
This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION

         Our Certificate of Incorporation provides that we will indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Any indemnitee is entitled to such indemnification in advance of any final proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

         Securities and Exchange Commission Registration Fee     $         886
         Printing and Engraving Expenses                         $      12,500
         Accounting Fees and Expenses                            $      15,000
         Legal Fees and Expenses                                 $      40,000
         Blue Sky Qualification Fees and Expenses                $       5,000
         Miscellaneous                                           $      11,614
                                                               -----------------
         TOTAL                                                   $      85,000
                                                               =================

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         We have issued the following shares of our common stock from March 31, 2000 through July 11, 2002. On May 11, 2001, we implemented a 1 share for 100 shares reverse stock split of our common stock. On November 19, 2001, we implemented a 1 share for 200 shares reverse stock split of our common stock. The issuances below have not been adjusted for these reverse stock splits, but rather disclosed as issued.

         On April 16, 1999, we had subscriptions to issue 257,666 shares of our common stock for consideration of $386,499 at the time of the merger with Tecon. These subscriptions were reduced to 245,997 and were exercised upon the consummation of the merger with Tecon. Tecon also issued 1,621,621 shares of common stock of Tecon for additional subscriptions in consideration of $600,000, cash. Additional subscriptions were received and 215,702 common shares were issued for $315,515. Simultaneously, we issued 10,333 common shares for business equipment valued at $15,500. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         At various dates during the year ended March 31, 2000, we issued 1,812,829 shares of common stock to various consultants and professionals for services rendered. The total value of the shares has been recorded at $1,000,000. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         From April through June 2000, we issued 430,000 shares of common stock for additional website business valued at $.75 per share or $322,500. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         In August 2000, we granted 1,903,574 common stock options valued at $475,000. The options were granted pursuant to the "2000 Stock Option Plan". As of March 31, 2001, we had granted 2,562,250 options vesting over a period of up to 4 years with an exercise price of $1.00. Since these options were granted, 1,186,000 were cancelled and 850,125 expired due to termination of employee relationships.

         On June 7, 2000 we exchanged 500,000 shares of our stock for 450,706 shares of Popmail.com in a transaction valued at $500,000. We subsequently sold this investment to meet our financial obligations. The shares were "Restricted" under S144. On September 15, 2000, the Popmail.com stock was sold to an individual related party for $74,650. A loss of $425,350 was realized during the period. Approximately $225,353 of the loss was due to market value decline during the holding period. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On March 12, 2001, we issued 4,040,000 shares of common stock for services valued at $1,284,923. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On December 1, 2000, we issued 25,000,000 shares of common stock at $.004 per share and 1,000 shares of Class C preferred stock at $10 per share to creditors as settlement of $110,000 worth of debt. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On March 16, 2001, Dungavel, Inc., a Bahamian company, contracted to purchase the above referenced 25,000,000 shares of our common stock and 1,000 shares of our Class C Preferred Stock from the former creditors (Metropolitan
Capital Partners LLC), in a private sale to an accredited/sophisticated investor. The shares continued to be restricted in the hands of Dungavel, Inc. and therefore the certificate beared the same legend as the original certificates. The Class C Preferred Stock is convertible at any time prior to December 31, 2001, into 11.5% of the then issued and outstanding common stock of CraftClick.com, Inc., computed on a fully diluted basis. Together the common stock and the Class C Preferred Stock acquired by Dungavel, Inc. represents greater than 50% of the voting control of CraftClick.com, Inc., on an as converted basis. The sale was consummated as of March 27, 2001. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On April 24, 2001, the 1,000 Class C Preferred shares were converted to 6,877,678 shares of common stock. The Company believes the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On June 6, 2001, CraftClick.Com, Inc. a Delaware corporation, and Mobilepro Corp., a Delaware corporation, entered into an Agreement and Plan of Merger dated as of June 1, 2001. Under the Merger Agreement Mobilepro merged with and into CraftClick, with CraftClick being the surviving corporation. In connection with the Merger, the Company issued to Ms. Joann M. Smith an aggregate of 8,227,663 shares of common stock representing approximately 55% of our 14,907,196 issued and outstanding shares of common stock. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         Effective June 6, 2001, in connection with the Merger, we issued 3,000,000 shares in a conversion of debt and accrued interest. The debt had a recorded value of $50,000. The issuance of shares were valued at $480,000, the fair value of the Company's stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         In May 2001, we registered 6,500,000 shares of our common stock for future issuance under the "2001 Performance Equity Plan". Effective June 6, 2001, we issued a total of 2,600,000 shares to the following parties: 250,000 shares to Dungavel Inc. for services performed in connection with the Mobilepro merger and reorganization and re-incorporation, 250,000 to Mr. Scott R. Smith, our Chief Executive Officer for employment services, 1,475,000 to ZDG Investments for consulting services regarding the Mobilepro merger and reorganization and re-incorporation, 50,000 shares each to Mr. Howard Geisler, Mr. Mitchell Geisler and Ms. Cindy Roach for services as officers and directors, 25,000 to Weil Consulting Corp. for merger consultations and 450,000 to Henning Capital Ltd. for merger consultations.

         On August 1, 2001, we issued 330,000 shares of its common stock pursuant to the exercise of a special warrant that was issued as a part of the reverse merger agreement with CraftClick.com, Inc. The conversion price of this warrant was $330 or $0.001 per share, the par value of the common stock. The issuance of shares were valued at $577,500, the fair value of the Company's stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On September 6, 2001, we issued a total of 1,500,000 shares of its common stock under the 2001 Performance Equity Plan to Camilla Holdings for services rendered. These services were valued at $0.165 per share or a total of $247,500.

         On October 26, 2001, we issued 25,000 shares of its common stock of services rendered. The issuance of shares were valued at $1,250, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On November 19, 2001, we had a 1 for 200 reverse stock split which effectively reduced their issued and outstanding shares 16,677,711. Additionally, on that date we issued 3,000,000 shares for services in conjunction with an Investors Rights Agreement. We valued that issuance at a value of $240,000, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On December 4, 2001, we registered 1,000,000 shares of our common stock for future issuance under the "2001 Equity Performance Plan". On February 15, 2002, we issued a total of 20,000 shares of our common stock to the following parties: 10,000 shares to Sandy Seth and 10,000 shares to Maninder Singh. The shares were issued for consulting services regarding items such as assisting our company in its understanding of historical events. The issuance of all of the 20,000 shares were valued at $21,000, the fair value of our stock at that time.

         On February 15, 2002, we issued 86,000 shares of our common stock of services rendered. The issuance of the shares were valued at $90,300, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On February 19, 2002, we issued 25,000 shares of our common stock for services performed by an executive and officer of our company. The shares were valued at $26,250, the fair value of our stock at that time. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On March 18, 2002, we issued a total of 960,000 shares of our common stock under the "2001 Equity Performance Plan" to the following parties: 255,000 to Mr. Daniel Lozinsky, our Chief Executive Officer for employment services and services as a director, 355,000 to Mr. Arne Dunhem for services as an officer and director, 25,000 to Mr. Scott Smith for services as an officer and director, and 325,000 to Jesus Gomez Romero for engineering consulting services for advanced software related projects. These shares were issued at 55 cents per share based on a Board Resolution fixing the Fair Market Value of the securities pursuant to the 2001 Equity Performance Plan on and as of March 6, 2002.

         On April 23, 2002, we issued 12,352,129 shares of our common stock to the holders of NeoReach's common stock pursuant to an Agreement and Plan of Merger, dated March 21, 2002. A newly formed, wholly-owned subsidiary of Mobilepro merged into NeoReach, in a tax-free transaction. The merger was consummated on April 23, 2002. As a result of the merger, NeoReach is now a wholly-owned subsidiary of Mobilepro. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On May 31, 2002, We issued a total of 690,000 shares of its common stock to the following parties: 450,000 shares to INFe, Inc., 150,000 shares to Thomas Richfield, 60,000 shares to Francene Goodman, and 30,000 shares to Triple Crown Consulting. These shares were issued for consulting services regarding the Mobilepro-NeoReach merger. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On June 10, 2002, we issued a total of 784,314 shares of its common stock to the following parties: 764,706 to Cornell Capital Partners, LP and 19,708 to Westrock Advisors, Inc. These shares were issued pursuant to an equity line of credit arrangement with Cornell Capital Partners, dated May 31, 2002. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         On July 17, 2002, we issued a total of 160,000 shares of our common stock for the forgiveness of $39,000 of advances from an officer of Mobilepro. We believe the issuance of the stock to be exempt from registration under
Section 4(2) of the Securities Act.

         On July 17, 2002, we issued a total of 645,000 shares of our common stock for consulting services to be performed. We believe the issuance of the stock to be exempt from registration under Section 4(2) of the Securities Act.

         Except as otherwise noted, the securities described in this Item were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each such issuance was made pursuant to individual contracts which are discrete from one another and are made only with persons who were sophisticated in such transactions and who had knowledge of and access to sufficient information about Mobilepro to make an informed investment decision. Among this information was the fact that the securities were restricted securities.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a) The following exhibits are filed as part of this registration statement:


EXHIBIT NO.     DESCRIPTION                                                LOCATION

2.01            Articles of Merger, dated April 20, 2001, of               Incorporated by reference to Exhibit 2.1 to the
                CraftClick.com, Inc. and CraftClick.com, Inc.              Registrant's Registration Statement on Form S-8
                                                                           filed on May 11, 2001

2.02            Plan of Merger, dated April 20, 2002, of CraftClick.com,   Incorporated by reference to Exhibit 2.2 to the
                Inc. with and into CraftClick.com, Inc.                    Registrant's Registration Statement on Form S-8
                                                                           filed on May 11, 2001

2.03            Agreement and Plan of Reorganization, dated January 26,    Incorporated by reference to Exhibit 10.1 to
                2000, by and among CraftClick.com, Inc.,                   the Registrant's Current Report on Form 8-K
                Craftnetvillage.com, Inc. and all of the stockholders of   filed on February 8, 2000
                Craftnet

2.04            Agreement and Plan of Reorganization, dated April 16,      Incorporated by reference to Exhibit 10.1 to
                1999, by and among Tecon, Inc., Buyit.com, Inc., the       the Registrant's Current Report on Form 8-K
                initial Buyit.com stockholders, and the Buyit.com          filed on May 6, 1999
                subscribers of common stock of Buyit.com

3.01            Certificate of Amendment of Certificate of Incorporation   Incorporated by reference to Exhibit 3.1 to the
                of Mobilepro Corp.                                         Registrant's Registration Statement on Form S-8
                                                                           filed on December 4, 2001

3.02            Certificate of Incorporation, dated April 20, 2001, of     Incorporated by reference to Exhibit 3.1 to the
                CraftClick.com, Inc.                                       Registrant's Registration Statement on Form S-8
                                                                           filed on May 11, 2001

3.03            By-Laws of CraftClick.com, Inc.                            Incorporated by reference to Exhibit 3.2 to the
                                                                           Registrant's Registration Statement on Form S-8
                                                                           filed on May 11, 2001

3.04            Articles of Amendment regarding new class of preferred     Incorporated by reference to Exhibit 3.1 to the
                stock                                                      Registrant's Current Report on Form 8-K/A-3
                                                                           filed on October 23, 2000

3.05            Articles of Correction correcting authorized Series A      Incorporated by reference to Exhibit 3.2 to the
                and Series B preferred stock                               Registrant's Current Report on Form 8-K/A-3
                                                                           filed on October 23, 2000

3.06            Certificate of Amendment effecting the name change to      Incorporated by reference to Exhibit 3 to the
                "Buyit.com, Inc."                                          Registrant's Current Report on Form 8-K filed
                                                                           on May 6, 1999

3.07            Articles of Incorporation, dated March 13, 1985, of        Incorporated by reference to Exhibit 3.1 to the
                B.U.D. Corp.                                               Registrant's Registration Statement on Form
                                                                           10-KSB filed on March 11, 1999

3.08            Articles of Amendment, dated December 20, 1986, to the     Incorporated by reference to Exhibit 3.2 to the
                Articles of Incorporation of B.U.D. Corp.                  Registrant's Registration Statement on Form
                                                                           10-KSB filed on March 11, 1999


EXHIBIT NO.     DESCRIPTION                                                LOCATION

3.09            Articles of Amendment to the Articles of Incorporation,    Incorporated by reference to Exhibit 3.3i to
                dated March 1989, of Tecon, Inc.                           the Registrant's Registration Statement on Form
                                                                           10-KSB filed on March 11, 1999

3.10            Articles of Amendment to the Articles of Incorporation,    Incorporated by reference to Exhibit 3.3ii to
                as filed on March 14, 1989                                 the Registrant's Registration Statement on Form
                                                                           10-KSB filed on March 11, 1999

4.01            2001 Equity Performance Plan                               Incorporated by reference to Exhibit 4.1 to the
                                                                           Registrant's Registration Statement on Form S-8
                                                                           filed on December 4, 2001

4.02            2000 Stock Option Plan                                     Incorporated by reference to Exhibit 99.1 to
                                                                           the Registrant's Registration Statement on Form
                                                                           S-8 filed on August 8, 2000

5.01            Opinion re: Legality                                       Provided herewith

10.01           Consulting Agreement, dated March 11, 2002, by and         Incorporated by reference to Exhibit 10.1 to
                between Mobilepro and Jesus Gomez Romero                   the Registrant's Registration Statement on
                                                                           Form S-8 filed on April 30, 2002

10.02           Employment Agreement, dated January 4, 2002, by and        Incorporated by reference to Exhibit 10.2 to
                between NeoReach and Arne Dunhem                           the Registrant's Registration Statement on
                                                                           Form S-8 filed on April 30, 2002

10.03           Employment Agreement, dated February 19, 2002, by and      Incorporated by reference to Exhibit 10.3 to
                NeoReach and Scott Smith                                   the Registrant's Registration Statement on
                                                                           Form S-8 filed on April 30, 2002

10.04           Agreement and Plan of Merger, dated as of March 21,        Incorporated by reference to Exhibit 10.1 to
                2002, by and among MobilePro Corp., NeoReach Acquisition   the Registrant's Current Report on Form 8-K
                Corp. and NeoReach, Inc.                                   filed on April 5, 2002

10.05           Agreement and Plan of Merger, dated June 1, 2001, by and   Incorporated by reference to Exhibit 10.1 to
                between CraftClick.Com, Inc. and Mobilepro Corp.           the Registrant's Current Report on Form 8-K
                                                                           filed on June 20, 2001

10.06           Investor Rights Agreement, dated June 1, 2001, by and      Incorporated by reference to Exhibit 10.2 to
                among Dungavel Inc., CraftClick, Scott R. Smith and        the Registrant's Current Report on Form 8-K
                Joann M. Smith                                             filed on June 20, 2001

10.07           Employment Agreement, dated June 6, 2001, by and between   Incorporated by reference to Exhibit 10.3 to
                CraftClick.com, Inc. and Scott R. Smith                    the Registrant's Current Report on Form 8-K
                                                                           filed on June 20, 2001

10.08           Agreement dated February 23, 2001, by and among            Incorporated by reference to Exhibit 10.1 to
                MobilePro Corp., Jack Guiragosian, Edwin Minassian and     the Registrant's Current Report on Form 8-K
                David Dginguerian                                          filed on March 7, 2001

10.09           Loan Agreement, dated November 17, 2000, by and among      Incorporated by reference to Exhibit 10.2 to
                Edwin Minassian, David Dginguerian, Jack Guiragosian and   the Registrant's Current Report on Form 8-K
                Craftclick.com, Inc.                                       filed on March 7, 2001


EXHIBIT NO.     DESCRIPTION                                                LOCATION

10.10           Stock Purchase Agreement, dated November 27, 2000, by      Incorporated by reference to Exhibit 99.1 to
                and between Craftclick.com, Inc. and Metropolitan          the Registrant's Current Report on Form 8-K
                Capital Partners, LLC                                      filed on December 1, 2000

10.11           Binding Memorandum of Understanding, dated September 14,   Incorporated by reference to Exhibit 10 to the
                2000, by and between CraftClick.com, Inc. and Russell T.   Registrant's Current Report on Form 8-K/A-3
                Murray                                                     filed on October 23, 2000

10.12           Asset Purchase Agreement, dated February 15, 2000, by      Incorporated by reference to Exhibit 10.1 to
                and between CraftClick.com, Inc. and Stamparoo.com, Inc.   the Registrant's Current Report on Form 8-K
                                                                           filed on March 1, 2000

10.13           Asset Purchase Agreement, dated February 16, 2000, by      Incorporated by reference to Exhibit 10.2 to
                and between CraftClick.com, Inc. and Gil Bresnick          the Registrant's Current Report on Form 8-K
                                                                           filed on March 1, 2000

10.14           Asset Purchase Agreement, dated February 16, 2000, by      Incorporated by reference to Exhibit 10.3 to
                and between CraftClick.com, Inc. and Digital Focus, Inc.   the Registrant's Current Report on Form 8-K
                                                                           filed on March 1, 2000

10.15           Asset Purchase Agreement, dated February 3, 2000, by and   Incorporated by reference to Exhibit 10.1 to
                among CraftClick.com, Inc., Art 2 Art L.L.C. and its       the Registrant's Current Report on Form 8-K
                Members                                                    filed on February 24, 2000

10.16           Asset Purchase Agreement, dated February 4, 2000, by and   Incorporated by reference to Exhibit 10.2 to
                between CraftClick.com, Inc. and Stitches to go            the Registrant's Current Report on Form 8-K
                Partnership                                                filed on February 24, 2000

10.17           Asset Purchase Agreement, dated January 25, 2000, by and   Incorporated by reference to Exhibit 10.2 to
                between CraftClick.com, Inc. and Kirk A. Hines             the Registrant's Current Report on Form 8-K
                                                                           filed on February 8, 2000

10.18           Consultant Compensation Agreement, dated March 30, 1999,   Incorporated by reference to Exhibit 99.1 to
                by and among Tecon, Inc., Thomas J. Howells, Jeffrey D.    the Registrant's Registration Statement on Form
                Jenson, Duane S. Jenson, and Travis Jenson                 S-8 filed on April 1, 1999

10.19           Letter Agreement for Covenant Not to Sue and Compromise    Incorporated by reference to Exhibit 99.3 to
                and Settlement of debt, dated January 10, 1997, of         the Registrant's Registration Statement on Form
                Tecon, Inc.                                                10-KSB filed on March 11, 1999

10.20           Securities Purchase Agreement, dated May 31, 2002, by      Provided herewith
                and between Mobilepro and Cornell Capital Partners, LP

10.21           Investor Registration Rights Agreement, dated May 31,      Provided herewith
                2002, by and between Mobilepro and Cornell Capital
                Partners, LP

10.22           Escrow Agreement, dated May 31, 2002, by and among         Provided herewith
                Mobilepro, Cornell Capital Partners, LP and Wachovia,
                N.A.

10.23           Form of Debenture                                          Provided herewith

10.24           Equity Line of Credit Agreement, dated May 31, 2002,       Provided herewith
                by and between Mobilepro and Cornell Capital Partners,
                LP

10.25           Registration Rights Agreement, dated May 31, 2002, by      Provided herewith
                and between Mobilepro and Cornell Capital Partners, LP

10.26           Escrow Agreement, dated May 31, 2002, by and among         Provided herewith
                Mobilpro, Cornell Capital Partners, LP, Butler
                Gonzalez LLP and Wachovia, N.A.

10.27           Placement Agent Agreement, dated May 31, 2002 by and       Provided herewith
                among Mobilpro, Cornell Capital Partners, LP and
                Westrock Advisors, Inc.

16.1            Letter from Mantyla McReynolds LLC, dated June 24, 2002,   Incorporated by reference to Exhibit 16.1 to
                to the Securities and Exchange Commission                  the Registrant's Current Report on Form 8-K
                                                                           filed on June 25, 2002

16.2            Letter from Mantyla McReynolds LLC, dated June 12, 2002,   Incorporated by reference to Exhibit 16.1 to
                to the Securities and Exchange Commission                  the Registrant's Current Report on Form 8-K
                                                                           filed on June 20, 2002

                                      II-6


EXHIBIT NO.     DESCRIPTION                                                LOCATION

23.1            Consent of Kirkpatrick & Lockhart LLP                      Provided herewith (contained in Exhibit 5.1)

23.2            Consent of Bagel, Josephs & Company, L.L.C.                Provided herewith

24.1            Power of Attorney                                          Included on signature page

                                      II-7

ITEM 28.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

               (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Mobilepro pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Rockville, Maryland.

                                 MOBILEPRO CORP.



                                 By:  /s/ Arne Dunhem
                                     -------------------------------------------
                                    Name:    Arne Dunhem
                                    Title:   President, Chief Executive Officer
                                             and Chairman


          KNOW ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Arne Dunham his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                     TITLE                             DATE
---------                     -----                             ----

/s/ Arne Dunhem
---------------------
Arne Dunhem                   Chairman                          August 23, 2002


/s/ Daniel Lozinsky
---------------------
Daniel Lozinsky               Senior Vice-President             August 23, 2002
                                and Director


                                      II-9